FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-06

COMM 2016-COR1

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Jefferies LLC, Citigroup Global Markets Inc., and Academy Securities, Inc., (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the COMM 2016-COR1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-COR1 (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)(4)	Balance($)(2)(3)(4)	or ARD Balance($)(4)	Type(5)(6)	Type	Rate
Loan	1	Glendale Fashion Center (34)	9.2%	1	JLC	82,000,000	82,000,000	82,000,000	Retail	Anchored	4.49100%
Loan	2	Champion Station	9.0%	1	JLC	80,000,000	80,000,000	80,000,000	Office	Suburban	3.8255%
Loan	3	286 Madison Avenue	6.7%	1	JLC	60,000,000	60,000,000	60,000,000	Office	CBD	3.8000%
Loan	4	Hilton San Diego Mission Valley	6.4%	1	JLC	57,540,000	57,338,941	46,979,185	Hospitality	Full Service	4.7900%
Loan	5	Starbucks Center (33)(35)	4.5%	1	GACC	40,000,000	40,000,000	40,000,000	Mixed Use	Office/Retail	3.5240%
Loan	6	Prudential Plaza (33)(35)	4.5%	1	GACC	40,000,000	40,000,000	35,907,445	Office	CBD	4.6100%
Loan	7	Comcast Place	4.0%	1	GACC	35,400,000	35,400,000	27,802,842	Office	Suburban	4.0000%
Loan	8	The Renaissance Retail Condo	3.5%	1	JLC	31,500,000	31,500,000	31,500,000	Retail	Anchored	4.1740%
Loan	9	Spyglass Apartments (34)	3.4%	1	JLC	30,000,000	30,000,000	30,000,000	Multifamily	Mid-Rise	4.8988%
Loan	10	Redmond Woods (34)	3.0%	1	JLC	26,750,000	26,750,000	26,750,000	Office	Suburban	4.2450%
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	2.9%	1	JLC	26,000,000	25,847,728	21,884,706	Hospitality	Limited Service	5.7500%
Loan	12	Westfield San Francisco Centre (33)	2.6%	1	GACC	23,529,000	23,529,000	23,529,000	Mixed Use	Super Regional Mall/Office	3.3940%
Loan	13	Brea Portfolio	2.5%	1	JLC	22,000,000	22,000,000	22,000,000	Retail	Urban	4.2900%
Loan	14	Mt Diablo Terrace	2.4%	1	GACC	21,000,000	21,000,000	18,917,574	Office	Suburban	4.3300%
Loan	15	ACME Hotel	2.2%	1	JLC	20,000,000	20,000,000	15,952,177	Hospitality	Limited Service	4.1160%
Loan	16	Adobe Springs	2.2%	1	JLC	20,000,000	20,000,000	17,065,254	Multifamily	Garden	4.4620%
Loan	17	Crosslake Industrial Portfolio	2.2%	5	JLC	19,950,000	19,950,000	18,111,000	Industrial	Warehouse/Distribution	5.2235%
Property	17.01	3056 Walker	0.7%	1	JLC	6,198,300	6,198,300		Industrial	Warehouse/Distribution
Property	17.02	1100 Hynes Avenue	0.5%	1	JLC	4,859,700	4,859,700		Industrial	Warehouse/Distribution
Property	17.03	2966 Wilson	0.4%	1	JLC	3,550,200	3,550,200		Industrial	Warehouse/Distribution
Property	17.04	1269 East Mount	0.4%	1	JLC	3,433,800	3,433,800		Industrial	Warehouse/Distribution
Property	17.05	3111 Wilson	0.2%	1	JLC	1,908,000	1,908,000		Industrial	Warehouse/Distribution
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	2.1%	1	JLC	19,000,000	18,859,193	15,789,897	Hospitality	Full Service	5.3340%
Loan	19	GM Office Building	2.0%	1	JLC	18,250,000	18,212,718	12,641,649	Office	Suburban	4.8770%
Loan	20	Grant and Geary Center	1.9%	1	JLC	18,000,000	17,285,665	86,572	Mixed Use	Office/Retail	4.5000%
Loan	21	Hagerstown Premium Outlets (33)	1.8%	1	GACC	16,000,000	16,000,000	13,574,699	Retail	Anchored	4.2590%
Loan	22	Birch Run Premium Outlets (33)	1.7%	1	GACC	15,000,000	15,000,000	15,000,000	Retail	Anchored	4.2090%
Loan	23	Franklin Square	1.6%	1	JLC	14,275,000	14,275,000	14,275,000	Retail	Anchored	4.7000%
Loan	24	Greenwich Portfolio (34)	1.5%	1	JLC	13,750,000	13,750,000	13,750,000	Mixed Use	Retail/Office/Multifamily	4.9904%
Loan	25	GSA & KCI Portfolio	1.3%	2	JLC	11,570,000	11,570,000	9,787,641	Office	Suburban	5.0700%
Property	25.01	University Park Tech Center VII	0.9%	1	JLC	7,970,000	7,970,000		Office	Suburban
Property	25.02	ICE Office Building	0.4%	1	JLC	3,600,000	3,600,000		Office	Suburban
Loan	26	Watt Towne Center	1.2%	1	GACC	10,275,000	10,275,000	8,697,222	Retail	Anchored	4.1700%
Loan	27	Palms Apartment Portfolio	1.1%	3	JLC	9,800,000	9,786,758	7,802,257	Multifamily	Garden	5.2770%
Property	27.01	Palm Shadows Apartments	0.5%	1	JLC	4,080,000	4,074,487		Multifamily	Garden
Property	27.02	Siesta Palms Apartments	0.4%	1	JLC	3,133,000	3,128,767		Multifamily	Garden
Property	27.03	Twin Palms Apartments	0.3%	1	JLC	2,587,000	2,583,505		Multifamily	Garden
Loan	28	18200 W. Bluemound Road	1.1%	1	JLC	9,600,000	9,600,000	8,748,085	Retail	Anchored	4.2450%
Loan	29	Stone Ridge Apartments	1.1%	1	GACC	9,560,000	9,547,525	7,741,251	Multifamily	Garden	4.5500%
Loan	30	Broadway Industrial	1.0%	1	JLC	8,750,000	8,750,000	8,750,000	Industrial	Warehouse	4.9800%
Loan	31	Uniek Industrial	1.0%	1	JLC	8,650,000	8,638,870	7,022,753	Industrial	Flex Warehouse	4.6270%
Loan	32	Pottery Barn Green Hills	0.9%	1	JLC	8,000,000	7,968,715	6,411,759	Retail	Anchored	4.2500%
Loan	33	Mid-City Storage & Apartments	0.9%	1	JLC	7,850,000	7,807,915	7,357,852	Mixed Use	Self Storage/Multifamily	6.1500%
Loan	34	The Brickyard	0.8%	1	JLC	7,500,000	7,500,000	7,500,000	Retail	Shadow Anchored	4.8300%
Loan	35	USC Student Housing Portfolio	0.8%	2	JLC	7,125,000	7,125,000	6,264,343	Multifamily	Student Housing	4.6880%
Property	35.01	Tropicana Student Housing	0.4%	1	JLC	3,703,923	3,703,923		Multifamily	Student Housing
Property	35.02	Chateau Sera Student Housing	0.4%	1	JLC	3,421,078	3,421,078		Multifamily	Student Housing
Loan	36	Comfort Inn Jamestown	0.8%	1	JLC	7,000,000	6,901,693	5,296,555	Hospitality	Limited Service	5.3300%
Loan	37	Shops at Cinco Ranch	0.8%	1	JLC	6,800,000	6,800,000	5,823,314	Retail	Unanchored	4.6000%
Loan	38	Memphis Industrial	0.8%	1	GACC	6,790,000	6,790,000	5,843,361	Industrial	Warehouse/Distribution	3.7900%
Loan	39	LA Fitness Austin	0.7%	1	JLC	6,325,000	6,325,000	6,325,000	Retail	Anchored	4.3930%
Loan	40	Glenbrook Square	0.7%	1	GACC	6,187,500	6,187,500	5,209,356	Retail	Anchored	3.9800%
Loan	41	Creedmoor Commons	0.6%	1	JLC	5,725,000	5,725,000	4,841,051	Retail	Anchored	5.0630%
Loan	42	217 & 233 West Huron	0.5%	1	JLC	4,720,000	4,684,764	3,918,325	Retail	Unanchored	5.3000%

A-1-1

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Interest	Original	Remaining	Original	Remaining		First				Monthly	Annual
			Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt
Property Flag	ID	Property Name	Fee Rate(7)	Basis	Maturity or ARD(4)	Maturity or ARD(4)	Term(4)	Term(4)	Date	Date(4)	or ARD Date(4)	(Yes/No)	Maturity Date	Service($)(4)(8)	Service($)(4)(8)
Loan	1	Glendale Fashion Center (34)	0.01460%	Actual/360	120	116	0	0	06/01/2016	07/06/2016	06/06/2026	No	06/06/2026	311,147	3,733,767
Loan	2	Champion Station	0.0146%	Actual/360	120	118	0	0	07/27/2016	09/06/2016	08/06/2026	No	08/06/2026	258,575	3,102,906
Loan	3	286 Madison Avenue	0.0146%	Actual/360	120	118	0	0	07/29/2016	09/06/2016	08/06/2026	No	08/06/2026	192,639	2,311,667
Loan	4	Hilton San Diego Mission Valley	0.0146%	Actual/360	120	117	360	357	06/30/2016	08/06/2016	07/06/2026	No	07/06/2026	301,545	3,618,537
Loan	5	Starbucks Center (33)(35)	0.0122%	Actual/360	120	120	0	0	09/14/2016	11/06/2016	10/06/2026	Yes	10/06/2028	119,098	1,429,178
Loan	6	Prudential Plaza (33)(35)	0.0122%	Actual/360	120	106	360	360	07/30/2015	09/06/2015	08/06/2025	No	08/06/2025	205,297	2,463,562
Loan	7	Comcast Place	0.0146%	Actual/360	120	117	300	300	06/15/2016	08/06/2016	07/06/2026	No	07/06/2026	186,854	2,242,251
Loan	8	The Renaissance Retail Condo	0.0521%	Actual/360	120	120	0	0	09/09/2016	11/06/2016	10/06/2026	No	10/06/2026	111,089	1,333,071
Loan	9	Spyglass Apartments (34)	0.0521%	Actual/360	68	60	0	0	01/14/2016	03/06/2016	10/06/2021	No	10/06/2021	124,171	1,490,052
Loan	10	Redmond Woods (34)	0.0146%	Actual/360	120	118	0	0	07/20/2016	09/06/2016	08/06/2026	No	08/06/2026	95,942	1,151,309
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	0.0146%	Actual/360	120	114	360	354	03/18/2016	05/06/2016	04/06/2026	No	04/06/2026	151,729	1,820,747
Loan	12	Westfield San Francisco Centre (33)	0.0110%	Actual/360	120	118	0	0	07/11/2016	09/01/2016	08/01/2026	No	08/01/2026	67,472	809,666
Loan	13	Brea Portfolio	0.0146%	Actual/360	120	118	0	0	08/05/2016	09/06/2016	08/06/2026	No	08/06/2026	79,742	956,908
Loan	14	Mt Diablo Terrace	0.0146%	Actual/360	120	119	336	336	08/29/2016	10/06/2016	09/06/2026	No	09/06/2026	107,962	1,295,543
Loan	15	ACME Hotel	0.0146%	Actual/360	120	120	360	360	09/15/2016	11/06/2016	10/06/2026	No	10/06/2026	96,825	1,161,905
Loan	16	Adobe Springs	0.0146%	Actual/360	120	117	360	360	06/09/2016	08/06/2016	07/06/2026	No	07/06/2026	100,886	1,210,632
Loan	17	Crosslake Industrial Portfolio	0.0146%	Actual/360	120	120	360	360	09/16/2016	11/06/2016	10/06/2026	No	10/06/2026	109,837	1,318,049
Property	17.01	3056 Walker
Property	17.02	1100 Hynes Avenue
Property	17.03	2966 Wilson
Property	17.04	1269 East Mount
Property	17.05	3111 Wilson
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	0.0146%	Actual/360	120	113	360	353	02/25/2016	04/06/2016	03/06/2026	No	03/06/2026	105,909	1,270,913
Loan	19	GM Office Building	0.0146%	Actual/360	120	119	270	269	08/31/2016	10/06/2016	09/06/2026	No	09/06/2026	111,453	1,337,431
Loan	20	Grant and Geary Center	0.0146%	Actual/360	120	114	120	114	04/06/2016	05/06/2016	04/06/2026	No	04/06/2026	186,549	2,238,590
Loan	21	Hagerstown Premium Outlets (33)	0.0122%	Actual/360	120	112	360	360	01/07/2016	03/06/2016	02/06/2026	No	02/06/2026	78,795	945,537
Loan	22	Birch Run Premium Outlets (33)	0.0122%	Actual/360	120	112	0	0	01/07/2016	03/06/2016	02/06/2026	No	02/06/2026	53,343	640,119
Loan	23	Franklin Square	0.0146%	Actual/360	67	60	0	0	02/10/2016	04/06/2016	10/06/2021	No	10/06/2021	56,687	680,243
Loan	24	Greenwich Portfolio (34)	0.0146%	Actual/360	120	120	0	0	09/15/2016	11/06/2016	10/06/2026	No	10/06/2026	57,976	695,710
Loan	25	GSA & KCI Portfolio	0.0146%	Actual/360	120	116	360	360	05/19/2016	07/06/2016	06/06/2026	No	06/06/2026	62,606	751,274
Property	25.01	University Park Tech Center VII
Property	25.02	ICE Office Building
Loan	26	Watt Towne Center	0.0446%	Actual/360	120	118	360	360	08/05/2016	09/06/2016	08/06/2026	No	08/06/2026	50,067	600,801
Loan	27	Palms Apartment Portfolio	0.0721%	Actual/360	120	119	330	329	08/18/2016	10/06/2016	09/06/2026	No	09/06/2026	56,337	676,044
Property	27.01	Palm Shadows Apartments
Property	27.02	Siesta Palms Apartments
Property	27.03	Twin Palms Apartments
Loan	28	18200 W. Bluemound Road	0.0146%	Actual/360	120	119	360	360	08/25/2016	10/06/2016	09/06/2026	No	09/06/2026	47,198	566,378
Loan	29	Stone Ridge Apartments	0.0146%	Actual/360	120	119	360	359	08/18/2016	10/06/2016	09/06/2026	No	09/06/2026	48,724	584,683
Loan	30	Broadway Industrial	0.0146%	Actual/360	60	59	0	0	08/09/2016	10/06/2016	09/06/2021	No	09/06/2021	36,817	441,802
Loan	31	Uniek Industrial	0.0146%	Actual/360	120	119	360	359	08/31/2016	10/06/2016	09/06/2026	No	09/06/2026	44,483	533,801
Loan	32	Pottery Barn Green Hills	0.0146%	Actual/360	120	117	360	357	06/24/2016	08/06/2016	07/06/2026	No	07/06/2026	39,355	472,262
Loan	33	Mid-City Storage & Apartments	0.0146%	Actual/360	60	54	360	354	03/10/2016	05/06/2016	04/06/2021	No	04/06/2021	47,824	573,893
Loan	34	The Brickyard	0.0146%	Actual/360	120	117	0	0	06/10/2016	08/06/2016	07/06/2026	No	07/06/2026	30,607	367,281
Loan	35	USC Student Housing Portfolio	0.0146%	Actual/360	120	105	360	360	07/01/2015	08/06/2015	07/06/2025	No	07/06/2025	36,902	442,819
Property	35.01	Tropicana Student Housing
Property	35.02	Chateau Sera Student Housing
Loan	36	Comfort Inn Jamestown	0.0146%	Actual/360	120	111	300	291	12/30/2015	02/06/2016	01/06/2026	No	01/06/2026	42,278	507,340
Loan	37	Shops at Cinco Ranch	0.0146%	Actual/360	120	118	360	360	08/03/2016	09/06/2016	08/06/2026	No	08/06/2026	34,860	418,318
Loan	38	Memphis Industrial	0.0546%	Actual/360	120	118	360	360	08/04/2016	09/06/2016	08/06/2026	No	08/06/2026	31,600	379,198
Loan	39	LA Fitness Austin	0.0146%	Actual/360	120	120	0	0	09/13/2016	11/06/2016	10/06/2026	No	10/06/2026	23,476	281,716
Loan	40	Glenbrook Square	0.0146%	Actual/360	120	119	360	360	08/22/2016	10/06/2016	09/06/2026	No	09/06/2026	29,469	353,625
Loan	41	Creedmoor Commons	0.0146%	Actual/360	120	112	360	360	01/27/2016	03/06/2016	02/06/2026	No	02/06/2026	30,954	371,446
Loan	42	217 & 233 West Huron	0.0146%	Actual/360	120	113	360	353	02/23/2016	04/06/2016	03/06/2026	No	03/06/2026	26,210	314,525

A-1-2

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Pari Passu	Pari Passu
			Companion Loan	Companion Loan	Remaining			Crossed
			Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment
Property Flag	ID	Property Name	Service($)(4)	Service($)(4)	Period(4)	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)(12)	NCF DSCR(8)(11)(12)	Period(13)	Date
Loan	1	Glendale Fashion Center (34)			116	Hard	Springing	No		1.77x	1.71x	0	6
Loan	2	Champion Station			118	Hard	Springing	No		2.44x	2.26x	0	6
Loan	3	286 Madison Avenue			118	Hard	Springing	No		1.91x	1.85x	0	6
Loan	4	Hilton San Diego Mission Valley				Hard	Springing	No		1.81x	1.59x	0	6
Loan	5	Starbucks Center (33)(35)	297,745	3,572,944	120	Springing Hard	Springing	No		3.44x	3.16x	0	6
Loan	6	Prudential Plaza (33)(35)	1,924,658	23,095,898	34	Hard	In Place	No		1.59x	1.44x	0	6
Loan	7	Comcast Place			21	Hard	Springing	No		1.87x	1.81x	0	6
Loan	8	The Renaissance Retail Condo			120	Hard	Springing	No		1.79x	1.76x	0	6
Loan	9	Spyglass Apartments (34)			60	Soft	Springing	No		1.68x	1.64x	0	6
Loan	10	Redmond Woods (34)			118	Hard	Springing	No		2.35x	2.18x	0	6
Loan	11	Hampton Inn & Suites Boston Crosstown(34)				Hard	Springing	No		2.01x	1.72x	0	6
Loan	12	Westfield San Francisco Centre (33)	1,174,426	14,093,115	118	Hard	Springing	No		3.79x	3.68x	5	1
Loan	13	Brea Portfolio			118	Hard	Springing	No		1.82x	1.76x	0	6
Loan	14	Mt Diablo Terrace			59	Hard	Springing	No		1.45x	1.33x	0	6
Loan	15	ACME Hotel				Hard	Springing	No		1.98x	1.76x	0	6
Loan	16	Adobe Springs			21	Springing Soft	Springing	No		1.56x	1.46x	0	6
Loan	17	Crosslake Industrial Portfolio			48	Hard	Springing	No		1.91x	1.63x	0	6
Property	17.01	3056 Walker
Property	17.02	1100 Hynes Avenue
Property	17.03	2966 Wilson
Property	17.04	1269 East Mount
Property	17.05	3111 Wilson
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront				Hard	Springing	No		1.73x	1.52x	0	6
Loan	19	GM Office Building				Hard	Springing	No	Yes - B	1.89x	1.71x	0	6
Loan	20	Grant and Geary Center				Hard	Springing	No		1.65x	1.45x	0	6
Loan	21	Hagerstown Premium Outlets (33)	300,405	3,604,858	16	Hard	Springing	No	Yes - A	2.50x	2.34x	0	6
Loan	22	Birch Run Premium Outlets (33)	384,071	4,608,855	112	Hard	Springing	No	Yes - A	3.10x	2.90x	0	6
Loan	23	Franklin Square			60	Hard	Springing	No		2.40x	2.25x	0	6
Loan	24	Greenwich Portfolio (34)			120	Soft for Multifamily; Hard for Retail/Office	In-Place	No		1.64x	1.60x	0	6
Loan	25	GSA & KCI Portfolio			8	Hard	Springing	No		1.51x	1.42x	0	6
Property	25.01	University Park Tech Center VII
Property	25.02	ICE Office Building
Loan	26	Watt Towne Center			22	Hard	Springing	No		1.66x	1.54x	0	6
Loan	27	Palms Apartment Portfolio				Soft	In-Place	No		1.75x	1.56x	0	6
Property	27.01	Palm Shadows Apartments
Property	27.02	Siesta Palms Apartments
Property	27.03	Twin Palms Apartments
Loan	28	18200 W. Bluemound Road			59	Hard	In Place	No		1.54x	1.44x	0	6
Loan	29	Stone Ridge Apartments				Soft	Springing	No		1.57x	1.46x	0	6
Loan	30	Broadway Industrial			59	Hard	Springing	No		1.76x	1.70x	0	6
Loan	31	Uniek Industrial				Hard	Springing	No	Yes - B	1.74x	1.58x	0	6
Loan	32	Pottery Barn Green Hills				Hard	Springing	No		1.41x	1.40x	0	6
Loan	33	Mid-City Storage & Apartments				Soft	Springing	No		1.70x	1.58x	0	6
Loan	34	The Brickyard			117	Springing Hard	Springing	No		2.33x	2.19x	0	6
Loan	35	USC Student Housing Portfolio			21	Soft	Springing	No		1.34x	1.30x	0	6
Property	35.01	Tropicana Student Housing
Property	35.02	Chateau Sera Student Housing
Loan	36	Comfort Inn Jamestown				Hard	Springing	No		1.57x	1.42x	0	6
Loan	37	Shops at Cinco Ranch			22	Hard	Springing	No		1.75x	1.64x	0	6
Loan	38	Memphis Industrial			34	Hard	Springing	No		2.62x	2.26x	0	6
Loan	39	LA Fitness Austin			120	Hard	Springing	No		2.12x	2.09x	0	6
Loan	40	Glenbrook Square			23	Hard	Springing	No		1.70x	1.62x	0	6
Loan	41	Creedmoor Commons			4	Soft Springing Hard	Springing	No		1.71x	1.51x	0	6
Loan	42	217 & 233 West Huron				Hard	Springing	No		1.47x	1.41x	0	6

A-1-3

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					FIRREA	Cut-Off
			Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	Value ($)(14)	As-of Date	(Yes/No)	Ratio(11)(12)(14)	Maturity or ARD(11)(12)(14)	Address	City	County	State
Loan	1	Glendale Fashion Center (34)	135,600,000	05/01/2016	Yes	60.5%	60.5%	211-249 North Glendale Avenue	Glendale	Los Angeles	CA
Loan	2	Champion Station	126,500,000	07/06/2016	Yes	63.2%	63.2%	190, 210 & 230 West Tasman Drive	San Jose	Santa Clara	CA
Loan	3	286 Madison Avenue	110,000,000	07/01/2016	Yes	54.5%	54.5%	286 Madison Avenue	New York	New York	NY
Loan	4	Hilton San Diego Mission Valley	82,200,000	05/31/2016	Yes	69.8%	57.2%	901 Camino Del Rio South	San Diego	San Diego	CA
Loan	5	Starbucks Center (33)(35)	453,500,000	06/21/2016	Yes	30.9%	30.9%	2401 & 2701 Utah Avenue South	Seattle	King	WA
Loan	6	Prudential Plaza (33)(35)	700,000,000	07/20/2016	Yes	59.3%	53.2%	130 East Randolph Street & 180 North Stetson Avenue	Chicago	Cook	IL
Loan	7	Comcast Place	61,200,000	04/29/2016	Yes	57.8%	45.4%	3011, 3055, 3077 Comcast Place	Livermore	Alameda	CA
Loan	8	The Renaissance Retail Condo	47,000,000	06/29/2016	Yes	67.0%	67.0%	130 Lenox Avenue	New York	New York	NY
Loan	9	Spyglass Apartments (34)	50,300,000	11/19/2015	Yes	59.6%	59.6%	8540 Homeplace Drive	Jacksonville	Duval	FL
Loan	10	Redmond Woods (34)	38,500,000	05/20/2016	Yes	69.5%	69.5%	5000, 5010 and 5020 148th Avenue Northeast	Redmond	King	WA
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	46,300,000	02/18/2016	Yes	55.8%	47.3%	811 Massachusetts Avenue	Boston	Suffolk	MA
Loan	12	Westfield San Francisco Centre (33)	1,220,000,000	04/27/2016	Yes	35.5%	35.5%	865 Market Street	San Francisco	San Francisco	CA
Loan	13	Brea Portfolio	35,500,000	06/28/2016	Yes	62.0%	62.0%	160, 240-260 South Brea Boulevard & 375 West Birch Street	Brea	Orange	CA
Loan	14	Mt Diablo Terrace	31,550,000	06/02/2016	Yes	66.6%	60.0%	3466, 3468, & 3470 Mt. Diablo Boulevard	Lafayette	Contra Costa	CA
Loan	15	ACME Hotel	37,000,000	08/17/2016	Yes	54.1%	43.1%	15 East Ohio Street	Chicago	Cook	IL
Loan	16	Adobe Springs	27,260,000	05/09/2016	Yes	73.4%	62.6%	3700 Watonga	Houston	Harris	TX
Loan	17	Crosslake Industrial Portfolio	34,275,000	08/03/2016	Yes	58.2%	52.8%	Various	Various	Kent	MI
Property	17.01	3056 Walker	10,650,000	08/03/2016	Yes			3056 Walker Ridge Drive Northwest	Walker	Kent	MI
Property	17.02	1100 Hynes Avenue	8,350,000	08/03/2016	Yes			1100 Hynes Avenue Southwest	Grand Rapids	Kent	MI
Property	17.03	2966 Wilson	6,100,000	08/03/2016	Yes			2966 Wilson Drive Northwest	Walker	Kent	MI
Property	17.04	1269 East Mount	5,900,000	08/03/2016	Yes			1269 East Mount Garfield Road	Norton Shores	Kent	MI
Property	17.05	3111 Wilson	3,275,000	08/03/2016	Yes			3111 North Wilson Court Northwest	Walker	Kent	MI
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	28,100,000	02/01/2017	Yes	67.1%	56.2%	1615 South Atlantic Avenue	Daytona Beach	Volusia	FL
Loan	19	GM Office Building	30,400,000	08/01/2016	Yes	59.9%	41.6%	28405 Van Dyke Avenue	Warren	Macomb	MI
Loan	20	Grant and Geary Center	49,360,000	01/19/2016	Yes	35.0%	0.2%	77 Geary Street and 50 Grant Avenue	San Francisco	San Francisco	CA
Loan	21	Hagerstown Premium Outlets (33)	150,000,000	11/30/2015	Yes	51.3%	43.6%	495 Premium Outlets Boulevard	Hagerstown	Washington	MD
Loan	22	Birch Run Premium Outlets (33)	207,200,000	12/03/2015	Yes	59.4%	59.4%	12240 South Beyer Road	Birch Run	Saginaw	MI
Loan	23	Franklin Square	20,500,000	01/13/2016	Yes	69.6%	69.6%	3900 East Franklin Boulevard	Gastonia	Gaston	NC
Loan	24	Greenwich Portfolio (34)	20,500,000	06/30/2016	Yes	67.1%	67.1%	35, 39, 43, 47 Church Street; 32, 36, 42 Sherwood Place; 1-4 Putnam Court	Greenwich	Fairfield	CT
Loan	25	GSA & KCI Portfolio	16,200,000	Various	Yes	71.4%	60.4%	Various	Various	Various	Various
Property	25.01	University Park Tech Center VII	11,200,000	04/01/2016	Yes			5751 Northwest Parkway	San Antonio	Bexar	TX
Property	25.02	ICE Office Building	5,000,000	04/04/2016	Yes			7355 Woodland Drive	Indianapolis	Marion	IN
Loan	26	Watt Towne Center	14,300,000	06/22/2016	Yes	71.9%	60.8%	3601-3675 Elkhorn Boulevard	North Highlands	Sacramento	CA
Loan	27	Palms Apartment Portfolio	14,700,000	05/10/2016	Yes	66.6%	53.1%	Various	Phoenix	Maricopa	AZ
Property	27.01	Palm Shadows Apartments	5,700,000	05/10/2016	Yes			1350 East Thomas Road	Phoenix	Maricopa	AZ
Property	27.02	Siesta Palms Apartments	5,000,000	05/10/2016	Yes			2541 West Georgia Avenue	Phoenix	Maricopa	AZ
Property	27.03	Twin Palms Apartments	4,000,000	05/10/2016	Yes			4323 North 27 Avenue	Phoenix	Maricopa	AZ
Loan	28	18200 W. Bluemound Road	13,900,000	06/12/2016	Yes	69.1%	62.9%	18200 West Bluemound Road	Brookfield	Waukesha	WI
Loan	29	Stone Ridge Apartments	12,890,000	07/15/2016	Yes	74.1%	60.1%	3396 Sunriver Road	Bullhead City	Mohave	AZ
Loan	30	Broadway Industrial	16,200,000	07/25/2016	Yes	54.0%	54.0%	1931 North Broadway	Los Angeles	Los Angeles	CA
Loan	31	Uniek Industrial	13,500,000	04/20/2016	Yes	64.0%	52.0%	805 Uniek Drive	Waunakee	Dane	WI
Loan	32	Pottery Barn Green Hills	12,100,000	06/01/2016	Yes	65.9%	53.0%	4011 Hillsboro Pike	Nashville	Davidson	TN
Loan	33	Mid-City Storage & Apartments	11,200,000	01/27/2016	Yes	69.7%	65.7%	4040 Tulane Avenue	New Orleans	Orleans	LA
Loan	34	The Brickyard	12,750,000	04/19/2016	Yes	58.8%	58.8%	4006, 4010, 4012, & 4014 Foothills Boulevard	Roseville	Placer	CA
Loan	35	USC Student Housing Portfolio	10,580,000	04/06/2015	Yes	67.3%	59.2%	Various	Los Angeles	Los Angeles	CA
Property	35.01	Tropicana Student Housing	5,500,000	04/06/2015	Yes			1256 West 29th Street	Los Angeles	Los Angeles	CA
Property	35.02	Chateau Sera Student Housing	5,080,000	04/06/2015	Yes			2343 Scarff Street	Los Angeles	Los Angeles	CA
Loan	36	Comfort Inn Jamestown	10,600,000	11/18/2015	Yes	65.1%	50.0%	2800 North Main Street Extension	Jamestown	Chautauqua	NY
Loan	37	Shops at Cinco Ranch	10,700,000	07/07/2016	Yes	63.6%	54.4%	5215 FM 1463	Katy	Fort Bend	TX
Loan	38	Memphis Industrial	11,000,000	06/23/2016	Yes	61.7%	53.1%	3131 Appling Road	Memphis	Shelby	TN
Loan	39	LA Fitness Austin	11,200,000	07/29/2016	Yes	56.5%	56.5%	1824 West Slaughter Lane	Austin	Travis	TX
Loan	40	Glenbrook Square	8,400,000	07/27/2016	Yes	73.7%	62.0%	6310-6842 Telephone Road	Houston	Harris	TX
Loan	41	Creedmoor Commons	7,750,000	12/21/2015	Yes	73.9%	62.5%	2151 East Wilton Avenue	Creedmoor	Granville	NC
Loan	42	217 & 233 West Huron	7,350,000	12/23/2015	Yes	63.7%	53.3%	217 and 233 West Huron Street	Chicago	Cook	IL

A-1-4

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net		Loan per Net
						Rentable Area	Units	Rentable Area
				Year	Year	(SF/Units	of	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Zip Code	Built	Renovated	Rooms)(5)	Measure	Rooms)($)(11)(12)	(# of payments)(4)(15)(16)(17)	Statements Date	EGI($)	Expenses($)	NOI($)
Loan	1	Glendale Fashion Center (34)	91206	2000	NAP	263,882	Sq. Ft.	311	L(28), D(85), O(7)	T-12 8/31/2016	9,453,060	2,204,963	7,248,097
Loan	2	Champion Station	95134	1994-1995	2015	287,371	Sq. Ft.	278	L(26), D(90), O(4)
Loan	3	286 Madison Avenue	10017	1918	2008-2016	128,244	Sq. Ft.	468	L(26), D(90), O(4)	T-12 5/31/2016	6,681,310	3,051,505	3,629,805
Loan	4	Hilton San Diego Mission Valley	92108	1987	2013-2015	350	Rooms	163,826	L(27), D(89), O(4)	T-12 7/31/2016	19,839,771	13,153,630	6,686,141
Loan	5	Starbucks Center (33)(35)	98134	1912, 1915, 1993	2001	1,506,716	Sq. Ft.	93	L(24), D(91), O(5)	T-12 6/30/2016	22,573,473	7,094,458	15,479,016
Loan	6	Prudential Plaza (33)(35)	60601	1955	1990, 2014-2015	2,269,632	Sq. Ft.	183	L(35), D(79), O(6)	T-12 7/31/2016	56,787,814	31,372,924	25,414,890
Loan	7	Comcast Place	94551	1989	2008	219,631	Sq. Ft.	161	L(27), D(88), O(5)
Loan	8	The Renaissance Retail Condo	10026	2000	NAP	121,492	Sq. Ft.	259	L(24), D(93), O(3)	T-12 6/30/2016	2,585,573	449,713	2,135,860
Loan	9	Spyglass Apartments (34)	32256	2015	NAP	252	Units	119,048	L(32), D(33), O(3)	T-6 8/31/2016 Ann.	4,206,295	1,735,214	2,471,081
Loan	10	Redmond Woods (34)	98052	1982	2003-2005, 2015	145,221	Sq. Ft.	184	L(26), D(90), O(4)	T-12 4/30/2016	2,712,578	998,986	1,713,592
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	02118	2004	2012-2014	175	Rooms	147,701	L(30), D(86), O(4)	T-12 6/30/2016	13,182,578	9,428,464	3,754,114
Loan	12	Westfield San Francisco Centre (33)	94103	1908, 1988	2006	794,521	Sq. Ft.	545	L(26), DorYM1(90), O(4)	T-12 3/31/2016	90,654,772	38,690,784	51,963,988
Loan	13	Brea Portfolio	92821	1997, 1999, 2000	2009	47,608	Sq. Ft.	462	L(26), D(90), O(4)	T-12 5/31/2016	2,091,617	524,097	1,567,519
Loan	14	Mt Diablo Terrace	94549	1982	2014-2015	81,554	Sq. Ft.	257	L(25), D(90), O(5)	T-12 5/31/2016	2,540,204	975,806	1,564,398
Loan	15	ACME Hotel	60611	1925-1926	2002	130	Rooms	153,846	L(24), D(92), O(4)	T-12 6/30/2016	6,553,397	4,224,245	2,329,152
Loan	16	Adobe Springs	77092	1978	2013-2015	408	Units	49,020	L(27), D(89), O(4)	T-12 6/30/2016	3,637,771	1,742,798	1,894,973
Loan	17	Crosslake Industrial Portfolio	Various	Various	NAP	1,132,363	Sq. Ft.	18	L(24), D(93), O(3)	T-12 5/31/2016	3,494,946	1,054,497	2,440,450
Property	17.01	3056 Walker	49544	2003	NAP	335,125	Sq. Ft.	19		T-12 5/31/2016	1,174,424	310,510	863,914
Property	17.02	1100 Hynes Avenue	49507	2000	2013	215,050	Sq. Ft.	23		T-12 5/31/2016	675,399	244,320	431,079
Property	17.03	2966 Wilson	49534	1999	1998	200,188	Sq. Ft.	18		T-12 5/31/2016	782,549	195,684	586,864
Property	17.04	1269 East Mount	49441	1999	NAP	275,000	Sq. Ft.	12		T-12 5/31/2016	633,639	174,845	458,794
Property	17.05	3111 Wilson	49534	2004	NAP	107,000	Sq. Ft.	18		T-12 5/31/2016	228,935	129,138	99,797
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	32118	1973	2010-2011	188	Rooms	100,315	L(31), D(85), O(4)	12/31/2015	6,640,971	4,300,896	2,340,075
Loan	19	GM Office Building	48092	2004	NAP	200,000	Sq. Ft.	91	L(25), D(91), O(4)	T-12 7/31/2016	4,165,329	1,160,213	3,005,116
Loan	20	Grant and Geary Center	94108	1909	1980	121,120	Sq. Ft.	143	L(30), D(87), O(3)	12/31/2015	6,058,118	2,467,620	3,590,498
Loan	21	Hagerstown Premium Outlets (33)	21740	1988-2000	NAP	484,994	Sq. Ft.	159	L(32), D(81), O(7)	T-12 5/31/2016	15,662,335	4,625,296	11,037,039
Loan	22	Birch Run Premium Outlets (33)	48415	1985, 1986-1995	2005, 2013	680,003	Sq. Ft.	181	L(32), D(81), O(7)	T-12 5/31/2016	21,289,560	4,748,954	16,540,606
Loan	23	Franklin Square	28054	2005	NAP	134,239	Sq. Ft.	106	L(31), D(33), O(3)	T-12 6/30/2016	1,978,186	463,684	1,514,502
Loan	24	Greenwich Portfolio (34)	06830	1884-1972	2005-2007, 2011	37,192	Sq. Ft.	370	L(24), D(92), O(4)	12/31/2015	1,516,212	183,133	1,333,079
Loan	25	GSA & KCI Portfolio	Various	Various	Various	73,893	Sq. Ft.	157	L(28), D(89), O(3)	T-12 2/29/2016	1,243,938	322,517	921,421
Property	25.01	University Park Tech Center VII	78249	2008	NAP	58,700	Sq. Ft.	136		T-12 2/29/2016	1,243,938	322,517	921,421
Property	25.02	ICE Office Building	46278	1983	2015	15,193	Sq. Ft.	237
Loan	26	Watt Towne Center	95660	1972-1985	NAP	137,213	Sq. Ft.	75	L(24), YM1(91), O(5)	T-12 6/30/2016	1,261,267	363,716	897,551
Loan	27	Palms Apartment Portfolio	Various	Various	2015	372	Units	26,308	L(25), D(91), O(4)	T-12 6/30/2016	4,108,188	2,856,111	1,252,077
Property	27.01	Palm Shadows Apartments	85014	1972	2015	130	Units	31,342		T-12 6/30/2016	1,478,680	965,867	512,812
Property	27.02	Siesta Palms Apartments	85017	1974	2015	123	Units	25,437		T-12 6/30/2016	1,334,046	920,006	414,041
Property	27.03	Twin Palms Apartments	85017	1974	2015	119	Units	21,710		T-12 6/30/2016	1,295,463	970,238	325,224
Loan	28	18200 W. Bluemound Road	53045	1992	2015	109,325	Sq. Ft.	88	L(25), D(91), O(4)
Loan	29	Stone Ridge Apartments	86429	1990	NAP	204	Units	46,802	L(25), D(91), O(4)	T-12 6/30/2016	1,602,893	683,941	918,953
Loan	30	Broadway Industrial	91406	1953-1987	NAP	103,981	Sq. Ft.	84	L(25), D(32), O(3)	T-12 6/30/2016	978,301	174,272	804,029
Loan	31	Uniek Industrial	53597	1988, 1990-2001	2009-2012	249,950	Sq. Ft.	35	L(25), D(92), O(3)	T-12 7/31/2016	1,090,043	22,500	1,067,543
Loan	32	Pottery Barn Green Hills	37215	2016	NAP	21,685	Sq. Ft.	367	L(27), D(90), O(3)
Loan	33	Mid-City Storage & Apartments	70119	1953	2006	197,690	Sq. Ft.	40	L(30), D(26), O(4)	12/31/2015	2,002,632	899,721	1,102,912
Loan	34	The Brickyard	95747	1989	2012-2015	36,350	Sq. Ft.	206	L(27), D(89), O(4)	T-12 6/30/2016	1,286,411	461,783	824,628
Loan	35	USC Student Housing Portfolio	90007	Various	Various	60	Units	118,750	L(39), D(78), O(3)	T-12 7/31/2016	978,936	311,736	667,200
Property	35.01	Tropicana Student Housing	90007	1927	2010	30	Units	123,464		T-12 7/31/2016	503,965	160,494	343,471
Property	35.02	Chateau Sera Student Housing	90007	1910	2009	30	Units	114,036		T-12 7/31/2016	474,970	151,242	323,729
Loan	36	Comfort Inn Jamestown	14701	1986	2013	99	Rooms	69,714	L(33), D(83), O(4)	T-12 6/30/2016	1,789,280	1,089,976	699,304
Loan	37	Shops at Cinco Ranch	77494	2015	NAP	26,721	Sq. Ft.	254	L(26), D(91), O(3)
Loan	38	Memphis Industrial	38133	1988	1994	262,700	Sq. Ft.	26	L(26), D(89), O(5)	T-12 5/31/2016	1,627,191	472,522	1,154,669
Loan	39	LA Fitness Austin	78748	2016	NAP	36,977	Sq. Ft.	171	L(24), D(93), O(3)
Loan	40	Glenbrook Square	77087	1970	2011	77,890	Sq. Ft.	79	L(25), D(91), O(4)	T-12 6/30/2016	1,132,785	485,580	647,205
Loan	41	Creedmoor Commons	27522	2005	NAP	62,674	Sq. Ft.	91	L(32), D(85), O(3)	T-12 6/30/2016	773,842	170,795	603,047
Loan	42	217 & 233 West Huron	60654	1894	2006	13,720	Sq. Ft.	341	L(31), D(85), O(4)	T-12 7/31/2016	614,973	223,317	391,656

A-1-5

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten
Property Flag	ID	Property Name	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)(12)	Debt Yield(11)(12)	Revenue($)	EGI($)
Loan	1	Glendale Fashion Center (34)	12/31/2015	9,213,548	2,172,903	7,040,645	12/31/2014	8,890,330	2,102,999	6,787,331	8.0%	7.8%	7,330,821	8,988,937
Loan	2	Champion Station									9.5%	8.8%	8,460,618	10,235,418
Loan	3	286 Madison Avenue	12/31/2015	6,720,561	2,976,388	3,744,173	12/31/2014	6,636,080	2,933,473	3,702,607	7.4%	7.1%	7,379,529	7,553,517
Loan	4	Hilton San Diego Mission Valley	12/31/2015	19,490,787	13,124,007	6,366,780					11.4%	10.0%	14,946,750	19,770,073
Loan	5	Starbucks Center (33)(35)	12/31/2015	23,257,602	7,084,361	16,173,241	12/31/2014	23,444,437	6,920,178	16,524,259	12.3%	11.3%	17,080,784	24,472,536
Loan	6	Prudential Plaza (33)(35)	12/31/2015	53,321,676	32,167,828	21,153,848	12/31/2014	50,276,294	28,845,540	21,430,754	9.8%	8.9%	58,098,491	72,445,707
Loan	7	Comcast Place									11.9%	11.5%	5,746,776	6,265,847
Loan	8	The Renaissance Retail Condo	12/31/2015	2,485,476	382,852	2,102,624	12/31/2014	2,483,107	309,940	2,173,167	7.6%	7.4%	2,698,404	3,241,688
Loan	9	Spyglass Apartments (34)	T-12 8/31/2016	4,086,940	1,731,866	2,355,074	T-12 7/31/2016	3,917,216	1,716,112	2,201,104	8.3%	8.1%	4,201,464	4,241,531
Loan	10	Redmond Woods (34)	12/31/2015	2,784,429	911,077	1,873,352	12/31/2014	2,831,941	861,719	1,970,222	10.1%	9.4%	3,084,048	3,770,588
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	12/31/2015	13,128,686	9,251,748	3,876,938	12/31/2014	11,166,631	8,243,564	2,923,067	14.1%	12.1%	9,827,214	13,245,559
Loan	12	Westfield San Francisco Centre (33)	12/31/2015	88,603,550	37,649,371	50,954,179	12/31/2014	84,621,362	36,493,338	48,128,023	13.1%	12.7%	58,964,187	95,016,729
Loan	13	Brea Portfolio	12/31/2015	2,072,949	520,615	1,552,334	12/31/2014	2,124,025	530,417	1,593,608	7.9%	7.7%	2,070,468	2,300,791
Loan	14	Mt Diablo Terrace	12/31/2015	2,543,785	968,709	1,575,076	12/31/2014	2,411,972	1,145,404	1,266,568	8.9%	8.2%	2,942,791	2,867,688
Loan	15	ACME Hotel	12/31/2015	6,788,223	4,139,304	2,648,919	12/31/2014	6,342,716	3,794,519	2,548,197	11.5%	10.2%	6,027,099	6,519,586
Loan	16	Adobe Springs	12/31/2015	3,493,895	1,727,896	1,765,999	12/31/2014	3,063,948	1,592,307	1,471,641	9.5%	8.9%	3,461,415	3,646,569
Loan	17	Crosslake Industrial Portfolio	12/31/2015	3,052,578	1,076,868	1,975,710	12/31/2014	3,443,320	1,201,241	2,242,079	12.6%	10.7%	3,365,371	3,687,904
Property	17.01	3056 Walker	12/31/2015	1,096,926	305,245	791,680	12/31/2014	1,176,460	321,230	855,230			1,009,079	1,180,880
Property	17.02	1100 Hynes Avenue	12/31/2015	494,059	258,838	235,221	12/31/2014	569,327	285,664	283,663			799,706	862,773
Property	17.03	2966 Wilson	12/31/2015	666,351	191,063	475,288	12/31/2014	762,973	252,791	510,182			604,365	731,759
Property	17.04	1269 East Mount	12/31/2015	571,234	185,482	385,752	12/31/2014	699,798	196,467	503,332			615,541	697,030
Property	17.05	3111 Wilson	12/31/2015	224,008	136,239	87,770	12/31/2014	234,762	145,089	89,672			336,681	215,463
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	12/31/2014	6,315,678	4,004,249	2,311,429	12/31/2013	5,835,126	3,604,898	2,230,228	11.7%	10.3%	5,576,747	6,713,541
Loan	19	GM Office Building	12/31/2015	4,017,393	732,329	3,285,064	12/31/2014	3,840,402	653,266	3,187,135	13.9%	12.5%	3,839,426	3,683,832
Loan	20	Grant and Geary Center	12/31/2014	4,854,892	2,300,564	2,554,328	12/31/2013	4,289,062	2,364,155	1,924,907	21.4%	18.7%	6,309,884	6,293,952
Loan	21	Hagerstown Premium Outlets (33)	12/31/2015	15,740,295	4,539,055	11,201,240	12/31/2014	15,977,634	4,932,414	11,045,220	14.8%	13.8%	11,086,119	16,370,416
Loan	22	Birch Run Premium Outlets (33)	12/31/2015	21,147,973	4,671,555	16,476,418	12/31/2014	20,299,152	4,748,944	15,550,208	13.2%	12.4%	16,959,668	21,540,481
Loan	23	Franklin Square	12/31/2015	2,105,083	462,064	1,643,018	12/31/2014	2,166,193	443,231	1,722,962	11.4%	10.7%	1,887,064	2,143,843
Loan	24	Greenwich Portfolio (34)	12/31/2014	1,376,020	261,968	1,114,052					8.3%	8.1%	1,430,494	1,567,747
Loan	25	GSA & KCI Portfolio	12/31/2015	1,223,870	320,508	903,362	12/31/2014	1,214,964	309,853	905,112	9.8%	9.2%	1,397,603	1,624,108
Property	25.01	University Park Tech Center VII	12/31/2015	1,223,870	320,508	903,362	12/31/2014	1,214,964	309,853	905,112			906,915	1,133,420
Property	25.02	ICE Office Building											490,688	490,688
Loan	26	Watt Towne Center	12/31/2015	1,333,733	399,340	934,393	12/31/2014	1,206,965	405,923	801,042	9.7%	9.0%	1,129,994	1,436,659
Loan	27	Palms Apartment Portfolio	12/31/2015	3,954,877	2,760,475	1,194,403	12/31/2014	3,497,555	2,586,937	910,618	12.1%	10.8%	4,634,460	4,108,188
Property	27.01	Palm Shadows Apartments	12/31/2015	1,446,315	976,260	470,055	12/31/2014	1,324,230	891,390	432,839			1,712,175	1,478,679
Property	27.02	Siesta Palms Apartments	12/31/2015	1,289,684	868,754	420,930	12/31/2014	1,147,180	849,481	297,699			1,519,443	1,334,046
Property	27.03	Twin Palms Apartments	12/31/2015	1,218,878	915,460	303,418	12/31/2014	1,026,145	846,065	180,080			1,402,842	1,295,462
Loan	28	18200 W. Bluemound Road									9.1%	8.5%	958,665	1,263,410
Loan	29	Stone Ridge Apartments	12/31/2015	1,591,545	684,807	906,738	12/31/2014	1,499,588	675,976	823,612	9.6%	8.9%	1,566,156	1,595,397
Loan	30	Broadway Industrial	12/31/2015	965,861	170,954	794,907	12/31/2014	928,808	169,053	759,755	8.9%	8.6%	879,846	968,390
Loan	31	Uniek Industrial	12/31/2015	1,147,151	12,000	1,135,151	12/31/2014	1,121,522	12,000	1,109,522	10.8%	9.7%	1,070,156	963,140
Loan	32	Pottery Barn Green Hills									8.4%	8.3%	709,335	841,136
Loan	33	Mid-City Storage & Apartments	12/31/2014	1,990,002	985,098	1,004,904	12/31/2013	1,984,193	1,056,212	927,981	12.5%	11.6%	2,028,532	2,097,345
Loan	34	The Brickyard	12/31/2015	1,257,648	405,764	851,884	12/31/2014	1,170,197	422,317	747,881	11.4%	10.7%	964,681	1,295,585
Loan	35	USC Student Housing Portfolio	12/31/2015	929,129	307,144	621,985	12/31/2014	899,303	313,404	585,899	8.3%	8.1%	1,005,912	984,853
Property	35.01	Tropicana Student Housing	12/31/2015	471,653	160,321	311,331	12/31/2014	445,103	148,733	296,370			520,956	513,031
Property	35.02	Chateau Sera Student Housing	12/31/2015	457,477	146,822	310,654	12/31/2014	454,200	164,671	289,529			484,956	471,822
Loan	36	Comfort Inn Jamestown	12/31/2015	1,903,688	1,184,062	719,626	12/31/2014	2,206,177	1,247,872	958,305	11.6%	10.5%	1,853,369	1,900,767
Loan	37	Shops at Cinco Ranch									10.8%	10.1%	787,359	1,070,316
Loan	38	Memphis Industrial	12/31/2015	1,607,553	442,603	1,164,950	12/31/2014	1,548,498	476,741	1,071,757	14.6%	12.6%	1,287,810	1,436,056
Loan	39	LA Fitness Austin									9.5%	9.3%	661,930	842,667
Loan	40	Glenbrook Square	12/31/2015	1,167,895	482,335	685,560	12/31/2014	1,058,384	416,621	641,763	9.7%	9.3%	812,722	1,020,628
Loan	41	Creedmoor Commons	12/31/2015	730,424	179,451	550,973	12/31/2014	721,333	169,167	552,166	11.1%	9.8%	733,323	796,960
Loan	42	217 & 233 West Huron	12/31/2015	474,837	196,324	278,513	12/31/2014	572,248	142,148	430,100	9.9%	9.5%	502,701	668,983

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COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Property Flag	ID	Property Name	Expenses($)	NOI($)	Reserves($)	TI/LC($)	NCF ($)	Interest	Expiration(18)	Extension Terms(18)	Largest Tenant(19)(21)(22)(23)(24)
Loan	1	Glendale Fashion Center (34)	2,388,748	6,600,189	65,971	131,941	6,402,277	Fee Simple/Leasehold	04/28/2031	Six, 10-year options and one, Nine-year option	Ralph’s Supermarket
Loan	2	Champion Station	2,654,698	7,580,720	71,843	502,899	7,005,978	Fee Simple			Silver Spring Networks
Loan	3	286 Madison Avenue	3,133,989	4,419,529	25,649	128,244	4,265,636	Fee Simple			Real Foundation, Inc
Loan	4	Hilton San Diego Mission Valley	13,220,783	6,549,291	790,803		5,758,488	Fee Simple			NAP
Loan	5	Starbucks Center (33)(35)	7,275,564	17,196,971	301,343	1,105,746	15,789,882	Fee Simple			Starbucks
Loan	6	Prudential Plaza (33)(35)	31,880,029	40,565,678	572,052	3,178,168	36,815,458	Fee Simple			Wilson Sporting Goods Co.
Loan	7	Comcast Place	2,064,948	4,200,900	54,908	85,050	4,060,942	Fee Simple			Comcast Corporation
Loan	8	The Renaissance Retail Condo	853,338	2,388,350	24,298	18,224	2,345,828	Fee Simple			Imperial Parking
Loan	9	Spyglass Apartments (34)	1,736,750	2,504,781	63,000		2,441,781	Fee Simple			NAP
Loan	10	Redmond Woods (34)	1,067,667	2,702,921	29,044	167,004	2,506,873	Fee Simple			Microsoft Corporation
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	9,591,017	3,654,543	531,170		3,123,372	Leasehold	10/31/2067	None	NAP
Loan	12	Westfield San Francisco Centre (33)	38,462,539	56,554,190	157,864	1,578,636	54,817,690	Fee Simple/Leasehold	06/30/2043	One, 15-year option	San Francisco State University
Loan	13	Brea Portfolio	555,978	1,744,813	9,998	47,608	1,687,207	Fee Simple			Yard House
Loan	14	Mt Diablo Terrace	994,049	1,873,639	16,311	135,733	1,721,595	Fee Simple			NFP CA Insurance Company
Loan	15	ACME Hotel	4,214,977	2,304,609	260,783		2,043,825	Fee Simple			NAP
Loan	16	Adobe Springs	1,753,481	1,893,088	122,400		1,770,688	Fee Simple			NAP
Loan	17	Crosslake Industrial Portfolio	1,173,136	2,514,767	113,236	258,278	2,143,253	Fee Simple
Property	17.01	3056 Walker	350,691	830,189	33,513	87,716	708,960	Fee Simple			Tubelite, Inc.
Property	17.02	1100 Hynes Avenue	272,158	590,614	21,505	47,913	521,196	Fee Simple			Eagle Film Extruders Inc.
Property	17.03	2966 Wilson	215,515	516,244	20,019	56,734	439,491	Fee Simple			Pipp Mobile Storage Systems, Inc.
Property	17.04	1269 East Mount	200,065	496,964	27,500	48,892	420,572	Fee Simple			Wacker Neuson
Property	17.05	3111 Wilson	134,707	80,756	10,700	17,023	53,033	Fee Simple			Premier Protective Packaging, Inc.
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	4,509,733	2,203,809	268,542		1,935,267	Fee Simple			NAP
Loan	19	GM Office Building	1,159,010	2,524,822	40,000	200,000	2,284,822	Fee Simple			General Motors LLC
Loan	20	Grant and Geary Center	2,593,899	3,700,053	30,280	431,187	3,238,586	Leasehold	01/01/2043	None	Mulesoft Inc.
Loan	21	Hagerstown Premium Outlets (33)	4,999,235	11,371,181	121,249	609,006	10,640,926	Fee Simple			Wolf Furniture and Outlet
Loan	22	Birch Run Premium Outlets (33)	5,266,315	16,274,165	204,001	860,362	15,209,802	Fee Simple			Pottery Barn
Loan	23	Franklin Square	510,170	1,633,673	33,560	67,119	1,532,994	Fee Simple			Ashley Furniture
Loan	24	Greenwich Portfolio (34)	428,548	1,139,199	20,828	5,951	1,112,421	Fee Simple			Gabriele’s Italian Steakhouse
Loan	25	GSA & KCI Portfolio	491,259	1,132,848	18,473	44,336	1,070,039	Fee Simple
Property	25.01	University Park Tech Center VII	352,440	780,980	14,675	35,220	731,085	Fee Simple			KCI USA, Inc.
Property	25.02	ICE Office Building	138,820	351,868	3,798	9,116	338,954	Fee Simple			US Immigration and Customs Enforcement (GSA)
Loan	26	Watt Towne Center	437,893	998,766	34,304	39,679	924,783	Fee Simple			Big Lots LXD
Loan	27	Palms Apartment Portfolio	2,923,634	1,184,554	130,550		1,054,004	Fee Simple
Property	27.01	Palm Shadows Apartments	994,365	484,314	45,500		438,814	Fee Simple			NAP
Property	27.02	Siesta Palms Apartments	941,421	392,625	43,400		349,225	Fee Simple			NAP
Property	27.03	Twin Palms Apartments	987,848	307,614	41,650		265,964	Fee Simple			NAP
Loan	28	18200 W. Bluemound Road	390,405	873,005	21,865	36,077	815,062	Fee Simple			Hobby Lobby
Loan	29	Stone Ridge Apartments	676,114	919,283	66,129		853,154	Fee Simple			NAP
Loan	30	Broadway Industrial	188,958	779,432	28,075		751,358	Fee Simple			Standard Tool and Dye Company
Loan	31	Uniek Industrial	33,710	929,430	24,995	62,488	841,948	Fee Simple			Uniek, Inc.
Loan	32	Pottery Barn Green Hills	175,628	665,508	4,337		661,171	Fee Simple			Pottery Barn
Loan	33	Mid-City Storage & Apartments	1,119,951	977,395	68,619		908,776	Fee Simple			NAP
Loan	34	The Brickyard	438,150	857,435	9,088	43,620	804,727	Fee Simple			Round Table Pizza
Loan	35	USC Student Housing Portfolio	390,504	594,349	20,460		573,889	Fee Simple
Property	35.01	Tropicana Student Housing	198,219	314,812	8,430		306,382	Fee Simple			NAP
Property	35.02	Chateau Sera Student Housing	192,284	279,537	12,030		267,507	Fee Simple			NAP
Loan	36	Comfort Inn Jamestown	1,102,206	798,561	76,031		722,531	Fee Simple			NAP
Loan	37	Shops at Cinco Ranch	339,290	731,026	6,680	40,082	684,264	Fee Simple			Pet Supplies Plus
Loan	38	Memphis Industrial	442,511	993,545	52,540	83,830	857,174	Fee Simple			Varsity Brands, Inc.
Loan	39	LA Fitness Austin	244,821	597,846	9,244		588,602	Fee Simple			LA Fitness
Loan	40	Glenbrook Square	419,186	601,442	14,688	13,470	573,283	Fee Simple			Kroger
Loan	41	Creedmoor Commons	161,748	635,212	12,535	62,674	560,003	Fee Simple			Food Lion
Loan	42	217 & 233 West Huron	205,476	463,506	2,744	16,627	444,136	Fee Simple			Chicago Children’s House Child Care

A-1-7

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Lease			Lease			Lease
Property Flag	ID	Property Name	SF	Expiration	2nd Largest Tenant(21)(22)(23)(24)	SF	Expiration	3rd Largest Tenant(21)(23)(24)	SF	Expiration	4th Largest Tenant(20)(22)(23)	SF
Loan	1	Glendale Fashion Center (34)	50,000	3/31/2025	Nordstrom Rack	37,140	6/30/2025	Ross Dress for Less	32,100	1/31/2021	TJ Maxx	25,000
Loan	2	Champion Station	191,423	9/30/2026	ForeScout Technologies, Inc.	95,948	10/31/2026	NAP	NAP	NAP	NAP	NAP
Loan	3	286 Madison Avenue	5,646	03/31/2021	JA Mitsui Leasing Capital	5,646	03/31/2025	eClerx LLC	5,646	01/31/2018	Certified Moving & Storage Co.	5,222
Loan	4	Hilton San Diego Mission Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	Starbucks Center (33)(35)	1,151,196	09/30/2025	Home Depot	108,000	01/31/2019	Confidential IG Tenant	45,567	04/01/2026	Screamer	7,520
Loan	6	Prudential Plaza (33)(35)	87,386	12/31/2029	Optiver US LLC	73,779	04/30/2023	Clark Hill	71,813	12/31/2032	Leydig, Voit & Mayer, Ltd.	66,783
Loan	7	Comcast Place	219,631	12/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	The Renaissance Retail Condo	60,000	10/31/2021	Fine Fare Supermarket	23,053	09/30/2031	CVS	12,331	01/31/2022	Harlem Children’s Zone	4,954
Loan	9	Spyglass Apartments (34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Redmond Woods (34)	39,832	04/30/2022	WarGaming	26,113	09/30/2019	Mindtree	20,907	06/30/2020	Infosys Limited	20,458
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Westfield San Francisco Centre (33)	125,483	12/31/2021	Crunchyroll, Inc.	71,614	01/31/2020	Century Theatres	52,636	09/30/2021	Bespoke	36,977
Loan	13	Brea Portfolio	12,585	3/31/2027	Buffalo Wild Wings	6,804	9/1/2033	Armed Services Career Center	5,866	2/17/2019	Lillie’s BBQ	4,780
Loan	14	Mt Diablo Terrace	12,291	02/29/2020	John Muir Mt. Diablo	8,220	12/31/2024	Robert Marino	8,116	12/31/2019	Comyns Smith McCleary & Deaver	6,487
Loan	15	ACME Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Adobe Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Crosslake Industrial Portfolio
Property	17.01	3056 Walker	156,250	9/30/2018	NBHX Trim USA Corp	72,875	5/31/2020	Advanced Fabricating Technology, LLC	59,625	10/31/2017	Distribution International Southwest, Inc.	26,500
Property	17.02	1100 Hynes Avenue	140,000	12/31/2023	Brenntag Great Lakes, LLC	40,050	6/30/2021	E-Agile	35,000	8/31/2019	NAP	NAP
Property	17.03	2966 Wilson	130,188	12/31/2021	Classic Transportation Services, Inc.	70,000	12/31/2016	NAP	NAP	NAP	NAP	NAP
Property	17.04	1269 East Mount	93,750	12/31/2016	Intelligent Machine Solutions	56,250	8/31/2024	Lakeshore Technologies, LLC	48,750	1/31/2022	Essentra Plastics LLC	31,875
Property	17.05	3111 Wilson	56,250	5/31/2019	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	GM Office Building	200,000	12/31/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Grant and Geary Center	43,344	08/31/2021	American Conservatory Theater	25,963	08/31/2023	TechSpace	25,616	08/31/2025	Nespresso USA	14,802
Loan	21	Hagerstown Premium Outlets (33)	66,829	05/31/2019	Nike Factory Store	13,425	07/31/2019	Reebok / Rockport Outlet	9,911	07/31/2018	Under Armour	9,532
Loan	22	Birch Run Premium Outlets (33)	30,000	01/31/2023	V.F. Factory Outlet	23,975	12/31/2018	Old Navy	19,589	07/31/2017	Nike Factory Store	12,500
Loan	23	Franklin Square	34,682	5/12/2022	HH Gregg	30,000	1/31/2022	Monkey Joe’s/TMA Play	12,632	8/31/2025	Gold’s Gym	8,979
Loan	24	Greenwich Portfolio (34)	12,415	09/08/2046	Dance Adventure, Inc.	4,500	02/28/2017	The Children’s Medical Group of Greenwich, P.C	3,000	12/31/2018	Christopher M. Edelmann, MD	1,866
Loan	25	GSA & KCI Portfolio
Property	25.01	University Park Tech Center VII	58,700	3/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.02	ICE Office Building	15,193	2/8/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Watt Towne Center	29,685	01/31/2023	DD Discounts	27,176	01/31/2020	Dollar Tree	22,772	01/31/2019	Fitness Evolution	20,000
Loan	27	Palms Apartment Portfolio
Property	27.01	Palm Shadows Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.02	Siesta Palms Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.03	Twin Palms Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	18200 W. Bluemound Road	55,985	09/30/2025	Dunham’s Sports	53,340	01/31/2030	NAP	NAP	NAP	NAP	NAP
Loan	29	Stone Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Broadway Industrial	103,981	06/30/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Uniek Industrial	249,950	12/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Pottery Barn Green Hills	21,685	1/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Mid-City Storage & Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	The Brickyard	4,500	12/31/2019	Bank Of America	4,000	3/31/2019	El Azteca Tacqueria	3,769	5/31/2018	Panda Restaurant	2,450
Loan	35	USC Student Housing Portfolio
Property	35.01	Tropicana Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	35.02	Chateau Sera Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Comfort Inn Jamestown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	Shops at Cinco Ranch	8,000	11/30/2025	Bingle Vet	2,891	11/30/2021	Cross Creek Smiles	2,670	12/31/2025	Blackburn Orthodontics	2,500
Loan	38	Memphis Industrial	205,277	10/31/2020	SCP Distributors LLC	25,641	04/30/2017	Brimhall Foods Co., Inc.	16,800	MTM	Jokama Wholesale Flooring LLC	14,982
Loan	39	LA Fitness Austin	36,977	08/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Glenbrook Square	47,135	01/31/2020	Jamboree Denistry	4,000	10/31/2021	City Gear	3,933	09/30/2019	EZ Pawn	2,823
Loan	41	Creedmoor Commons	38,274	9/30/2025	Family Dollar	8,800	6/30/2020	USPS	4,500	7/31/2020	Computer Plus	3,600
Loan	42	217 & 233 West Huron	8,000	03/31/2022	Bar Lupo Italian Pub	5,720	10/31/2024	NAP	NAP	NAP	NAP	NAP

A-1-8

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Upfront
			Lease			Lease		Occupancy	Replacement
Property Flag	ID	Property Name	Expiration	5th Largest Tenant(21)	SF	Expiration	Occupancy(5)(24)	As-of Date	Reserves($)(26)
Loan	1	Glendale Fashion Center (34)	2/28/2019	Staples	24,000	4/30/2020	100.0%	06/01/2016
Loan	2	Champion Station	NAP	NAP	NAP	NAP	100.0%	08/01/2016	45,000
Loan	3	286 Madison Avenue	09/30/2020	Local Thyme	5,124	06/30/2024	86.6%	08/01/2016
Loan	4	Hilton San Diego Mission Valley	NAP	NAP	NAP	NAP	81.0%	07/31/2016
Loan	5	Starbucks Center (33)(35)	01/31/2018	Intiman	5,000	MTM	93.0%	08/01/2016
Loan	6	Prudential Plaza (33)(35)	09/30/2025	CBS Radio Holdings Corp.	63,453	04/30/2028	79.7%	07/31/2016	2,525,657
Loan	7	Comcast Place	NAP	NAP	NAP	NAP	100.0%	10/06/2016
Loan	8	The Renaissance Retail Condo	08/31/2021	Flynn & O’Hara	3,270	03/31/2019	100.0%	08/01/2016
Loan	9	Spyglass Apartments (34)	NAP	NAP	NAP	NAP	94.0%	08/31/2016
Loan	10	Redmond Woods (34)	04/30/2020	Nokia	13,563	11/30/2019	100.0%	09/01/2016
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	NAP	NAP	NAP	NAP	85.6%	06/30/2016	108,502
Loan	12	Westfield San Francisco Centre (33)	12/31/2021	True Ultimate Standards Every	28,217	02/29/2020	95.6%	04/30/2016
Loan	13	Brea Portfolio	8/8/2024	Massage Envy	3,723	1/31/2018	89.8%	08/01/2016
Loan	14	Mt Diablo Terrace	10/31/2018	Lafayette Physical Therapists	6,251	02/28/2022	98.5%	09/01/2016
Loan	15	ACME Hotel	NAP	NAP	NAP	NAP	78.2%	06/30/2016
Loan	16	Adobe Springs	NAP	NAP	NAP	NAP	95.3%	06/24/2016	1,000,000
Loan	17	Crosslake Industrial Portfolio					93.4%	08/01/2016
Property	17.01	3056 Walker	6/23/2021	Hardwoods Specialty Products US LP	19,875	6/30/2018	100.0%	08/01/2016
Property	17.02	1100 Hynes Avenue	NAP	NAP	NAP	NAP	100.0%	08/01/2016
Property	17.03	2966 Wilson	NAP	NAP	NAP	NAP	100.0%	08/01/2016
Property	17.04	1269 East Mount	12/31/2022	SR Industries LLC	20,000	12/31/2020	91.1%	08/01/2016
Property	17.05	3111 Wilson	NAP	NAP	NAP	NAP	52.6%	08/01/2016
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	NAP	NAP	NAP	NAP	63.4%	12/31/2015
Loan	19	GM Office Building	NAP	NAP	NAP	NAP	100.0%	10/06/2016
Loan	20	Grant and Geary Center	06/30/2027	Ted Baker	4,000	05/31/2019	98.0%	04/01/2016
Loan	21	Hagerstown Premium Outlets (33)	07/31/2023	Dress Barn	8,978	12/31/2018	90.4%	05/10/2016
Loan	22	Birch Run Premium Outlets (33)	01/31/2020	Levi’s Outlet	12,398	01/31/2020	87.0%	05/31/2016
Loan	23	Franklin Square	10/2/2016	Burn Boot Camp	5,295	4/15/2026	94.1%	05/19/2016
Loan	24	Greenwich Portfolio (34)	12/31/2020	Serene Journey Day Spa	1,305	12/31/2018	93.8%	09/01/2016
Loan	25	GSA & KCI Portfolio					100.0%	10/06/2016
Property	25.01	University Park Tech Center VII	NAP	NAP	NAP	NAP	100.0%	10/06/2016
Property	25.02	ICE Office Building	NAP	NAP	NAP	NAP	100.0%	10/06/2016
Loan	26	Watt Towne Center	01/31/2020	Citi Trends	11,760	12/31/2016	97.8%	08/02/2016
Loan	27	Palms Apartment Portfolio					92.2%	05/10/2016
Property	27.01	Palm Shadows Apartments	NAP	NAP	NAP	NAP	92.3%	05/10/2016
Property	27.02	Siesta Palms Apartments	NAP	NAP	NAP	NAP	92.7%	05/10/2016
Property	27.03	Twin Palms Apartments	NAP	NAP	NAP	NAP	91.6%	05/10/2016
Loan	28	18200 W. Bluemound Road	NAP	NAP	NAP	NAP	100.0%	08/01/2016
Loan	29	Stone Ridge Apartments	NAP	NAP	NAP	NAP	92.1%	08/15/2016
Loan	30	Broadway Industrial	NAP	NAP	NAP	NAP	100.0%	10/06/2016
Loan	31	Uniek Industrial	NAP	NAP	NAP	NAP	100.0%	10/06/2016
Loan	32	Pottery Barn Green Hills	NAP	NAP	NAP	NAP	100.0%	10/06/2016
Loan	33	Mid-City Storage & Apartments	NAP	NAP	NAP	NAP	89.6%	08/18/2016
Loan	34	The Brickyard	12/31/2020	Vimal Dulabh, DDS (dba Family Dental)	1,734	8/6/2024	96.1%	06/30/2016
Loan	35	USC Student Housing Portfolio					100.0%	06/30/2016	27,500
Property	35.01	Tropicana Student Housing	NAP	NAP	NAP	NAP	100.0%	06/30/2016
Property	35.02	Chateau Sera Student Housing	NAP	NAP	NAP	NAP	100.0%	06/30/2016
Loan	36	Comfort Inn Jamestown	NAP	NAP	NAP	NAP	52.8%	06/30/2016
Loan	37	Shops at Cinco Ranch	03/31/2026	RE/MAX Grand	2,100	01/30/2021	100.0%	08/01/2016
Loan	38	Memphis Industrial	09/30/2018	NAP	NAP	NAP	100.0%	07/31/2016
Loan	39	LA Fitness Austin	NAP	NAP	NAP	NAP	100.0%	10/06/2016
Loan	40	Glenbrook Square	10/31/2017	Dr. Marc Gold (TSO)	1,788	06/30/2021	90.1%	08/01/2016
Loan	41	Creedmoor Commons	MTM	Subway	1,500	12/31/2021	97.6%	07/01/2016
Loan	42	217 & 233 West Huron	NAP	NAP	NAP	NAP	100.0%	08/01/2016

A-1-9

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront
			Replacement	TI/LC	TI/LC	Tax
Property Flag	ID	Property Name	Reserves ($)(27)(30)	Reserves ($)(26)	Reserves ($)(27)(29)(30)	Reserves ($)(26)
Loan	1	Glendale Fashion Center (34)	5,498		10,995	196,735
Loan	2	Champion Station	5,987	4,134,415		745,000
Loan	3	286 Madison Avenue	2,137	2,600,000	Springing	300,000
Loan	4	Hilton San Diego Mission Valley	$65,540 for the Payment Dates occurring in August 2016 through July 2017; thereafter, the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement for Approved Capital/FF&E Expenses or (b) 1/12 of 4% of the Rents for the previous twelve month period as determined on the anniversary of the last day of the calendar month in which the closing occurs.			202,000
Loan	5	Starbucks Center (33)(35)	25,112	455,670	Springing	13,389
Loan	6	Prudential Plaza (33)(35)	47,671	21,489,422		1,134,682
Loan	7	Comcast Place	4,576		Springing	101,422
Loan	8	The Renaissance Retail Condo	2,025		7,600	80,000
Loan	9	Spyglass Apartments (34)	5,250			186,518
Loan	10	Redmond Woods (34)	1,936		13,917
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	4% of total monthly gross revenue and $2,708			75,000
Loan	12	Westfield San Francisco Centre (33)	Springing		Springing
Loan	13	Brea Portfolio	870		4,055	120,000
Loan	14	Mt Diablo Terrace	1,359	385,835	Springing	120,000
Loan	15	ACME Hotel	1/12 of 4% of annual operating income			95,661
Loan	16	Adobe Springs	10,098			150,000
Loan	17	Crosslake Industrial Portfolio	9,436	1,000,000	23,591	125,190
Property	17.01	3056 Walker
Property	17.02	1100 Hynes Avenue
Property	17.03	2966 Wilson
Property	17.04	1269 East Mount
Property	17.05	3111 Wilson
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	1/12 of 4% of annual operating income			39,428
Loan	19	GM Office Building	3,333	2,556,105	16,667	21,000
Loan	20	Grant and Geary Center	2,503			90,000
Loan	21	Hagerstown Premium Outlets (33)	Springing		Springing
Loan	22	Birch Run Premium Outlets (33)	Springing		Springing
Loan	23	Franklin Square	2,797	169,400	5,593	51,014
Loan	24	Greenwich Portfolio (34)	1,736		496
Loan	25	GSA & KCI Portfolio	1,539	36,877	3,695	103,000
Property	25.01	University Park Tech Center VII
Property	25.02	ICE Office Building
Loan	26	Watt Towne Center	2,859	425,000	13,722	91,607
Loan	27	Palms Apartment Portfolio				61,499
Property	27.01	Palm Shadows Apartments
Property	27.02	Siesta Palms Apartments
Property	27.03	Twin Palms Apartments
Loan	28	18200 W. Bluemound Road	1,822		4,555	52,530
Loan	29	Stone Ridge Apartments	5,508			21,728
Loan	30	Broadway Industrial	2,340		1,733	84,000
Loan	31	Uniek Industrial	2,083	450,000	5,207
Loan	32	Pottery Barn Green Hills	361			40,169
Loan	33	Mid-City Storage & Apartments	5,247			60,000
Loan	34	The Brickyard	757		3,635	27,000
Loan	35	USC Student Housing Portfolio	1,705			33,000
Property	35.01	Tropicana Student Housing
Property	35.02	Chateau Sera Student Housing
Loan	36	Comfort Inn Jamestown	1/12 of 4% of annual operating income			75,000
Loan	37	Shops at Cinco Ranch	445		3,340	58,300
Loan	38	Memphis Industrial	4,378	200,000	4,378
Loan	39	LA Fitness Austin	771			132,200
Loan	40	Glenbrook Square	1,224	350,000	7,038	154,201
Loan	41	Creedmoor Commons	1,045		5,223	14,037
Loan	42	217 & 233 West Huron	229		1,143	87,000

A-1-10

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
			Tax	Insurance	Insurance	Engineering	Other	Other
Property Flag	ID	Property Name	Reserves ($)(27)(30)	Reserves($)(26)	Reserves ($)(27)(30)	Reserve($)(26)	Reserve(26)	Reserves ($)(27)(28)(29)(30)
Loan	1	Glendale Fashion Center (34)	65,579	102,497	8,600	21,875		Special Rollover Reserve: Springing; Ground Rent Reserve: $12,500
Loan	2	Champion Station	129,500	10,000	10,500		671,495	Springing
Loan	3	286 Madison Avenue	132,000		Springing	25,300	13,424,752
Loan	4	Hilton San Diego Mission Valley	50,494	11,800	Springing
Loan	5	Starbucks Center (33)(35)	74,381	165,278	Springing		481,280	Springing
Loan	6	Prudential Plaza (33)(35)	1,134,682	248,278	82,759		47,911,435	Springing
Loan	7	Comcast Place	Springing		Springing	56,450		Springing
Loan	8	The Renaissance Retail Condo	18,000	12,000	2,400			Springing
Loan	9	Spyglass Apartments (34)	46,629	78,463	7,133
Loan	10	Redmond Woods (34)	19,698	41,220	3,300	20,000	1,595,127	Special Rollover Reserve: Springing; Roof Replacement Reserve: $29,167
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	103,600	46,000	5,100		625,738	PIP Reserve: Springing; Ground Lease Reserve: 26,000
Loan	12	Westfield San Francisco Centre (33)	Springing		Springing			Springing
Loan	13	Brea Portfolio	20,500	7,000	1,900		2,325,000	Springing
Loan	14	Mt Diablo Terrace	27,451	1,674	837		115,472
Loan	15	ACME Hotel	23,920	30,500	5,080
Loan	16	Adobe Springs	21,000	45,000	11,800
Loan	17	Crosslake Industrial Portfolio	41,730	30,600	10,200	40,625	100,000
Property	17.01	3056 Walker
Property	17.02	1100 Hynes Avenue
Property	17.03	2966 Wilson
Property	17.04	1269 East Mount
Property	17.05	3111 Wilson
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	9,857	25,960	12,980		1,084,600	Springing
Loan	19	GM Office Building	20,600	28,000	2,900		480,886	Springing
Loan	20	Grant and Geary Center	26,000	50,000	4,583
Loan	21	Hagerstown Premium Outlets (33)	Springing		Springing
Loan	22	Birch Run Premium Outlets (33)	Springing		Springing
Loan	23	Franklin Square	17,005	12,562	1,795	24,300	200,000	Springing
Loan	24	Greenwich Portfolio (34)	27,555 first three payment dates; 14,191 thereafter		32,000 first three payment dates; 10,492 thereafter	86,550		Springing
Loan	25	GSA & KCI Portfolio	3,000	4,200	2,100		58,843	Springing
Property	25.01	University Park Tech Center VII
Property	25.02	ICE Office Building
Loan	26	Watt Towne Center	13,087		Springing		90,000
Loan	27	Palms Apartment Portfolio	7,688	6,516	3,400	244,961	750,000	Springing
Property	27.01	Palm Shadows Apartments
Property	27.02	Siesta Palms Apartments
Property	27.03	Twin Palms Apartments
Loan	28	18200 W. Bluemound Road	17,510	15,833	1,583			Springing
Loan	29	Stone Ridge Apartments	3,621	3,008	3,008
Loan	30	Broadway Industrial	11,970	7,500	1,300	43,750		Springing
Loan	31	Uniek Industrial	Springing		Springing			Springing
Loan	32	Pottery Barn Green Hills	6,695		Springing			Springing
Loan	33	Mid-City Storage & Apartments	15,100	30,000	16,100	1,971,905	200,000	Springing
Loan	34	The Brickyard	7,000	8,000	1,100	10,938
Loan	35	USC Student Housing Portfolio	10,897	1,260	1,400	47,500
Property	35.01	Tropicana Student Housing
Property	35.02	Chateau Sera Student Housing
Loan	36	Comfort Inn Jamestown	13,000	39,000	3,500	14,063	207,600	Springing
Loan	37	Shops at Cinco Ranch	7,600	2,000	1,700		1,000,000	Springing
Loan	38	Memphis Industrial	17,268		Springing	17,000		Springing
Loan	39	LA Fitness Austin	12,013	3,870	700			Springing
Loan	40	Glenbrook Square	17,133		Springing	7,750		Springing
Loan	41	Creedmoor Commons	7,018	1,482	494	6,000		Springing
Loan	42	217 & 233 West Huron	14,200		300		75,401	Springing

A-1-11

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other	Environmental
			Reserves	Report	Engineering	Loan
Property Flag	ID	Property Name	Description	Date(31)	Report Date	Purpose
Loan	1	Glendale Fashion Center (34)	Special Rollover Reserve (Springing Monthly: Excess Cash Flow); Ground Rent (Monthly: 12,500)	04/11/2016	04/13/2016	Refinance
Loan	2	Champion Station	Free Rent Reserve (Upfront: 671,495); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	07/11/2016	07/11/2016	Acquisition
Loan	3	286 Madison Avenue	Earn-Out Reserve (Upfront: 13,250,000); Free Rent Reserve (Upfront: 132,471); Outstanding TI/LC Reserve (Upfront: 42,011)	07/06/2016	07/06/2016	Refinance
Loan	4	Hilton San Diego Mission Valley		06/10/2016	06/09/2016	Refinance
Loan	5	Starbucks Center (33)(35)	Rent Concession Funds (Upfront: 303,780); Environmental Reserve (Upfront: 177,500, Monthly: Springing); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	06/24/2016	06/24/2016	Refinance
Loan	6	Prudential Plaza (33)(35)	Future Leasing Funds (Upfront: 35,000,000; Monthly: Springing); Rent Abatement Funds (Upfront: 12,911,435)	06/30/2015	06/26/2015	Refinance
Loan	7	Comcast Place	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	05/05/2016	05/05/2016	Acquisition
Loan	8	The Renaissance Retail Condo	Special Rollover Reserve (Monthly Springing: Excess Cash Flow); Common Charges Reserve (Monthly: Springing)	07/15/2016	07/15/2016	Refinance
Loan	9	Spyglass Apartments (34)		12/16/2015	12/16/2015	Refinance
Loan	10	Redmond Woods (34)	Outstanding TI/LC Reserve (Upfront: 1,280,265); Rent Abatement Reserve (Upfront: 314,862); Special Rollover Reserve (Springing Monthly: Excess Cash Flow); Roof Replacement Reserve (Monthly: 29,167)	05/25/2016	05/25/2016	Acquisition
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	Garage Reserve (Upfront: 555,100); Free Rent Reserve (Upfront: 44,900); Ground Lease Reserve (Upfront: 25,738; Monthly: 26,000); PIP Reserve (Monthly: Springing)	10/12/2015	10/12/2015	Refinance
Loan	12	Westfield San Francisco Centre (33)	Ground Rent Reserve (Springing Monthly: Ground Rent Funds)	05/05/2016	05/05/2016	Refinance
Loan	13	Brea Portfolio	Stabilization Reserve (Upfront: 2,325,000); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	07/06/2016	07/06/2016	Refinance
Loan	14	Mt Diablo Terrace	Free Rent (Upfront: 115,472)	06/13/2016	06/13/2016	Acquisition
Loan	15	ACME Hotel		09/06/2016	08/30/2016	Refinance
Loan	16	Adobe Springs		05/10/2016	05/10/2016	Refinance
Loan	17	Crosslake Industrial Portfolio	Upfront Working Capital Reserve (100,000)			Acquisition
Property	17.01	3056 Walker		08/08/2016	08/08/2016
Property	17.02	1100 Hynes Avenue		08/08/2016	08/08/2016
Property	17.03	2966 Wilson		08/05/2016	08/05/2016
Property	17.04	1269 East Mount		08/08/2016	08/08/2016
Property	17.05	3111 Wilson		08/05/2016	08/05/2016
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	PIP Reserve (Upfront: 1,000,000); Seasonality Reserve (Upfront: 84,600, Monthly: Springing)	02/22/2016	02/04/2016	Acquisition
Loan	19	GM Office Building	Free Rent Reserve (Upfront: 480,886); Carry Reserve (Monthly: Springing); Cafeteria Renovation Reserve (One Time: Springing); Special Rollover Reserve (Monthly Springing: Excess Cash Flow)	08/30/2016	07/05/2016	Refinance
Loan	20	Grant and Geary Center		02/17/2016	02/17/2016	Refinance
Loan	21	Hagerstown Premium Outlets (33)		12/11/2015	12/11/2015	Refinance
Loan	22	Birch Run Premium Outlets (33)		12/11/2015	12/11/2015	Refinance
Loan	23	Franklin Square	Stabilization Reserve (Upfront: 200,000); Special Rollover Reserve (Monthly Springing: Excess Cash Flow)	02/02/2016	01/15/2016	Refinance
Loan	24	Greenwich Portfolio (34)	Special Rollover Reserve (Monthly Springing: Excess Cash Flow)	07/13/2016	07/13/2016	Recapitalization
Loan	25	GSA & KCI Portfolio	Rent Abatement Reserve (Upfront: 58,843); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)			Acquisition
Property	25.01	University Park Tech Center VII		05/16/2016	05/13/2016
Property	25.02	ICE Office Building		04/25/2016	05/13/2016
Loan	26	Watt Towne Center	Free Rent Reserve (Upfront: 90,000)	05/02/2016	04/29/2016	Acquisition
Loan	27	Palms Apartment Portfolio	Working Capital Reserve (Upfront: 750,000, Monthly: Springing)			Acquisition
Property	27.01	Palm Shadows Apartments		02/26/2016	02/26/2016
Property	27.02	Siesta Palms Apartments		02/26/2016	02/26/2016
Property	27.03	Twin Palms Apartments		02/26/2016	02/26/2016
Loan	28	18200 W. Bluemound Road	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	07/05/2016	07/01/2016	Acquisition
Loan	29	Stone Ridge Apartments		08/08/2016	08/03/2016	Acquisition
Loan	30	Broadway Industrial	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	05/23/2016	05/20/2016	Refinance
Loan	31	Uniek Industrial	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	07/22/2016	04/29/2016	Refinance
Loan	32	Pottery Barn Green Hills	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	06/06/2016	06/06/2016	Refinance
Loan	33	Mid-City Storage & Apartments	Self-Storage Conversion Reserve (Upfront: 200,000); Burger King Reserve (Monthly: Springing); Burger King Real Estate Tax Reserve (Monthly: Springing)	02/19/2016	12/01/2015	Acquisition
Loan	34	The Brickyard		04/20/2016	04/21/2016	Refinance
Loan	35	USC Student Housing Portfolio				Acquisition
Property	35.01	Tropicana Student Housing		04/13/2015	04/13/2015
Property	35.02	Chateau Sera Student Housing		04/13/2015	04/13/2015
Loan	36	Comfort Inn Jamestown	PIP Reserve (Upfront: 127,600, Monthly: Springing); Seasonality Reserve (Upfront: 80,000, Monthly: Springing)	11/20/2015	11/23/2015	Refinance
Loan	37	Shops at Cinco Ranch	Fuji Sushi Reserve (Upfront: 500,000); Royale Retreat Nail Spa Reserve (Upfront: 500,000); Special Rollover Reserve (Monthly Springing: Excess Cash Flow)	07/07/2016	07/08/2016	Refinance
Loan	38	Memphis Industrial	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	05/10/2016	05/11/2016	Acquisition
Loan	39	LA Fitness Austin	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	08/04/2016	08/04/2016	Acquisition
Loan	40	Glenbrook Square	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	07/28/2016	07/28/2016	Acquisition
Loan	41	Creedmoor Commons	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	12/30/2015	12/30/2015	Refinance
Loan	42	217 & 233 West Huron	Free Rent Reserve (Upfront: 75,401); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	01/26/2016	01/07/2016	Refinance

A-1-12

COMM 2016-COR1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Existing		Future Debt
						Additional Debt		Permitted
Property Flag	ID	Property Name	Sponsor(25)	Guarantor(32)	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	1	Glendale Fashion Center (34)	Marianne J. Moy	Marianne J. Moy	BACM 2006-4	4,000,000	Mezzanine	NAP
Loan	2	Champion Station	KU Education, Inc.	KU Education, Inc.			None	NAP
Loan	3	286 Madison Avenue	Kenneth Aschendorf; Robert Faktor; Berndt Perl	Kenneth Aschendorf; Robert Faktor; Berndt Perl	BACM 2006-4		None	NAP
Loan	4	Hilton San Diego Mission Valley	Mayur B. Patel	Mayur B. Patel			None	NAP
Loan	5	Starbucks Center (33)(35)	Kevin Daniels; Peter Nitze	NAP		100,000,000	Pari Passu Debt	Mezzanine
Loan	6	Prudential Plaza (33)(35)	Michael Silberberg; Mark Karasick	Michael Silberberg; Mark Karasick	JPMCC 2006-LDP7; JPMCC 2006-CB16	375,000,000	Pari Passu Debt	Mezzanine
Loan	7	Comcast Place	Jason D. Chadorchi	Jason D. Chadorchi			None	NAP
Loan	8	The Renaissance Retail Condo	Jeffrey E. Levine; Stuart Match Suna	Jeffrey E. Levine; Stuart Match Suna	JPMCC 2006-LDP8		None	NAP
Loan	9	Spyglass Apartments (34)	Donald C. Fort	Donald C. Fort		6,000,000	Mezzanine	NAP
Loan	10	Redmond Woods (34)	Robert Hayman	Robert Hayman		1,000,000	Mezzanine	NAP
Loan	11	Hampton Inn & Suites Boston Crosstown(34)	Corcoran Jennison Company, Inc.	Corcoran Jennison Company, Inc.			None	NAP
Loan	12	Westfield San Francisco Centre (33)	Westfield America, Inc.	Westfield America, Inc.	LBUBS 2007-C1	534,471,000	$409,548,000 Pari Passu Debt; $124,923,000 Subordinate Secured Debt	NAP
Loan	13	Brea Portfolio	Dwight Manley	Dwight Manley	MLCFC 2006-C3		None	NAP
Loan	14	Mt Diablo Terrace	Mark A. Hutchinson; Thomas H. Persons; Douglas B. Twillman	Mark A. Hutchinson; Thomas H. Persons; Douglas B. Twillman			None	NAP
Loan	15	ACME Hotel	Eugene Kornota; Anthony Klok	Eugene Kornota; Anthony Klok	CSMC 2006-C5		None	NAP
Loan	16	Adobe Springs	Michael G. Tombari; Kenneth L. Hatfield	Michael G. Tombari; Kenneth L. Hatfield	LBUBS 2006-C7		None	NAP
Loan	17	Crosslake Industrial Portfolio	John Saunders	John Saunders			None	NAP
Property	17.01	3056 Walker
Property	17.02	1100 Hynes Avenue
Property	17.03	2966 Wilson
Property	17.04	1269 East Mount
Property	17.05	3111 Wilson
Loan	18	Holiday Inn Resort Daytona Beach Oceanfront	Eugene Curcio	Eugene Curcio			None	NAP
Loan	19	GM Office Building	Charles Neiss; Charles Neiss Family Trust	Charles Neiss; Charles Neiss Family Trust	JPMCC 2006-LDP8		None	NAP
Loan	20	Grant and Geary Center	Robert Mashaal	Robert Mashaal	GCCFC 2006-GG7		None	NAP
Loan	21	Hagerstown Premium Outlets (33)	Simon Property Group, L.P.	Simon Property Group, L.P.	WBCMT 2006-C26; WBCMT 2006-C27; RREF 2007-1A	61,000,000	Pari Passu Debt	NAP
Loan	22	Birch Run Premium Outlets (33)	Simon Property Group, L.P.	Simon Property Group, L.P.	WBCMT 2006-C26; WBCMT 2006-C27; RREF 2007-1A	108,000,000	Pari Passu Debt	NAP
Loan	23	Franklin Square	Thomas Edward Messier; William Richard Elliott	Thomas Edward Messier; William Richard Elliott			None	NAP
Loan	24	Greenwich Portfolio (34)	James P. Cabrera	James P. Cabrera		2,750,000	Mezzanine	NAP
Loan	25	GSA & KCI Portfolio	Michael L. Anderson	Michael L. Anderson			None	NAP
Property	25.01	University Park Tech Center VII
Property	25.02	ICE Office Building
Loan	26	Watt Towne Center	Jay Kerner; The Walsh Trust Dated August 6, 1998	Jay Kerner; The Walsh Trust Dated August 6, 1998			None	NAP
Loan	27	Palms Apartment Portfolio	John C. Loeffler II; Calibercos Inc.	John C. Loeffler II; Calibercos Inc.			None	NAP
Property	27.01	Palm Shadows Apartments
Property	27.02	Siesta Palms Apartments
Property	27.03	Twin Palms Apartments
Loan	28	18200 W. Bluemound Road	John E. Young	John E. Young			None	NAP
Loan	29	Stone Ridge Apartments	Mark Stevens	Mark Stevens	BACM 2007-4		None	NAP
Loan	30	Broadway Industrial	Benjamin Nazarian; Neil Kadisha	Benjamin Nazarian; Neil Kadisha	GSMS 2012-GCJ7		None	NAP
Loan	31	Uniek Industrial	Charles Neiss; Charles Neiss Family Trust	Charles Neiss; Charles Neiss Family Trust	JPMCC 2006-LDP8		None	NAP
Loan	32	Pottery Barn Green Hills	H.G. Hill Company	H.G. Hill Company			None	NAP
Loan	33	Mid-City Storage & Apartments	Michael J. Haugh; Matthew S. Bailey; Scott Beatty	Michael J. Haugh; Matthew S. Bailey; Scott Beatty			None	NAP
Loan	34	The Brickyard	Marcia Goldenfeld Maiten	Marcia Goldenfeld Maiten			None	NAP
Loan	35	USC Student Housing Portfolio	Patrick Nelson; Nelson Brian	Patrick Nelson; Nelson Brian	GMACC 2006-C1		None	NAP
Property	35.01	Tropicana Student Housing			GMACC 2006-C1
Property	35.02	Chateau Sera Student Housing			GMACC 2006-C1
Loan	36	Comfort Inn Jamestown	Tarrunumn Murad	Tarrunumn Murad	LBUBS 2006-C3		None	NAP
Loan	37	Shops at Cinco Ranch	Michael H. Clinard	Michael H. Clinard			None	NAP
Loan	38	Memphis Industrial	Kenneth Levy	Kenneth Levy			None	NAP
Loan	39	LA Fitness Austin	Arturo Sneider; Richard Sneider	Arturo Sneider; Richard Sneider			None	NAP
Loan	40	Glenbrook Square	Henry Van-Tri Wu; Ai Hoa Wu	Henry Van-Tri Wu; Ai Hoa Wu			None	NAP
Loan	41	Creedmoor Commons	Hall F. Barnett	Hall F. Barnett	CSMC 2006-C2		None	NAP
Loan	42	217 & 233 West Huron	Keith E. Lord; Scott A. Fithian	Keith E. Lord; Scott A. Fithian			None	NAP

A-1-13

COMM 2016-COR1

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; JLC—Jefferies LoanCore or one of its affiliates.

(2)	Loan No. 5 – Starbucks Center – The Original Balance ($) and Cut-off Date Balance ($) of $40.0 million represent the non-controlling Note A-1 of a $140.0 million whole loan evidenced by three pari passu notes. The controlling Note A-2 and non-controlling Note A-3 with an aggregate original principal balance of $100.0 million are currently held by DBNY or an affiliate and expected to be contributed to one or more future securitizations.

Loan No. 6 – Prudential Plaza – The Original Balance ($) and Cut-off Date Balance ($) of $40.0 million represent the non-controlling Note A-3-1 of a $415.0 million whole loan evidenced by seven pari passu notes. The controlling Note A-1 with an original principal balance of $115.0 million was contributed to the COMM 2015-CCRE26 mortgage trust. The non-controlling Note A-2-1 with an original principal balance of $50.0 million was contributed to the CD 2016-CD1 mortgage trust. The remaining four pari passu notes with an aggregate original principal balance of $210.0 million are currently held by GACC or an affiliate and expected to be contributed to one or more future securitizations.

Loan No. 12 – Westfield San Francisco Centre – The Original Balance ($) and Cut-off Date Balance ($) of $23.529 million represent the senior non-controlling Notes A-1-EMP-C4 and A-1-SFC-C4 of a $558.0 million whole loan evidenced by 28 promissory notes: 24 pari passu senior notes with an aggregate original principal balance of $433.077 million and four subordinate notes with an aggregate original principal balance of $124.923 million. Eight of the senior notes with an aggregate original principal balance of $182.019 million and all of the junior notes were contributed to the DBJPM 2016-SFC mortgage trust. Four senior notes with an aggregate original principal balance of $84.0 million were contributed to the DBJPM 2016-C3 mortgage trust. Four senior notes with an aggregate original principal balance of $60.0 million were contributed to the CD 2016-CD1 mortgage trust. Four senior notes with an aggregate original principal balance of $60.0 million were contributed to the JPMCC 2016-JP3 mortgage trust. The remaining two senior notes with an aggregate original principal blance of $23.529 million are expected to be held by JPMorgan Chase Bank, National Association (“JPMCB”) or an affiliate and contributed to one or more future securitizations.

Loan No. 21 – Hagerstown Premium Outlets – The Original Balance ($) and Cut-off Date Balance ($) of $16.0 million represent the non-controlling Notes A-3-B and A-4 of a $77.0 million whole loan evidenced by five pari passu notes. The controlling Note A-2 and non-controlling Note A-3-A with an aggregate original principal balance of $31.0 million were contributed to the JPMCC 2016-JP2 mortgage trust. The non-controlling Note A-1 with an original principal balance of $30.0 million was contributed to the DBJPM 2016-C1 mortgage trust.

Loan No. 22 – Birch Run Premium Outlets – The Original Balance ($) and Cut-off Date Balance ($) of $15.0 million represent the non-controlling Note A-1-B1 of a $123.0 million whole loan evidenced by seven pari passu notes. The non-controlling Note A-1-A in the original principal amount of $20.0 million was contributed to the COMM 2016-DC2 mortgage trust. The non-controlling Notes A-2-A and A-4 with an aggregate original principal balance of $43.0 million were contributed to the CD 2016-CD1 mortgage trust. The remaining Notes A-1-B2, A-2-B and A-3 with an aggregate original principal balance of $45.0 million are currently held by GACC or an affiliate and expected to be contributed to one or more future securitizations.

(3)	With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 6 – Prudential Plaza – The Prudential Plaza Mortgage Loan was originated on July 30, 2015 and modified on (i) September 11, 2015 to permit the holder or holders of 100% of the direct ownership interests in borrower to enter into a mezzanine loan in the future, (ii) July 22, 2016 to modify the future leasing reserve account and (iii) September 6, 2016 to provide for the TI/LC reserve in connection with entering into the lease with the Largest Tenant, Wilson Sporting Goods Co.

Loan No. 9 – Spyglass Apartments – The Spyglass Apartments Loan was originated on January 14, 2016 and modified on September 6, 2016 to extend the original loan term from 60 months to 68 months. The Original Balance, Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Remaining Interest Only Periods,

A-1-14

Monthly Debt Service Payment, Maturity or ARD Date and Prepayment Provision reflect the changed terms following the September 6, 2016 modification.

Loan No. 23 – Franklin Square – The Franklin Square Loan was originated on February 10, 2016 and modified on September 14, 2016 to extend the original loan term from 60 months to 67 months. The Original Balance, Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Remaining Interest Only Periods, Monthly Debt Service Payment, Maturity or ARD Date and Prepayment Provision reflect the changed terms following the September 14, 2016 modification. Additionally, the aforementioned modification also permits the one time transfer of the mortgaged property to a newly formed REIT in connection with the guarantor’s sale of equity in the mortgaged property, provided, among other things, that the guarantor is required to continue to control the borrower and remain the non-recourse carveout guarantor under the loan documents.

(5)	Loan No. 5 – Starbucks Center – The Mortgaged Property consists of approximately 1,328,519 sq. ft. of office space and approximately 178,197 sq. ft. of retail space, which includes approximately 108,000 sq. ft. stand alone retail box occupied by Home Depot.

Loan No. 12 – Westfield San Francisco Centre – The Mortgaged Property consists of approximately 553,366 sq. ft. of retail space and approximately 241,155 sq. ft. of office space.

Loan No. 20 – Grant and Geary Center– The Grant and Geary Center Net Rentable Area consists of 97,370 sq. ft. of office (80.4% of total NRA) and 23,750 sq. ft. of retail (19.6% of total NRA). The Third Most Recent Occupancy, Second Most Recent Occupancy, and Most Recent Physical Occupancy are based on the weighted average of both components.

Loan No. 24 – Greenwich Portfolio – The Greenwich Portfolio consists of the following components: (i) 12,806 sq. ft. of multifamily space which is 82.0% leased, (ii) 12,415 sq. ft. of retail space which is 100.0% leased and (iii) 11,971 sq. ft. of office space, which is 100.0% leased.

Loan No. 33 – Mid-City Storage & Apartments – The Mid-City Storage & Apartments Net Rentable Area consists of 144,678 sq. ft. of storage units (73.2% of total NRA) and 53,012 sq. ft. of multifamily units (26.8% of total NRA). The Third Most Recent Occupancy, Second Most Recent Occupancy, and Most Recent Physical Occupancy are based on the weighted average of both components.

(6)	Loan No. 2 - Champion Station - The borrower may not lease, license or permit the sublease or occupancy of all or any portion of the Mortgaged Property to Huawei Technologies Co. Ltd. or ZTE Corporation without the prior consent of Cisco Technology, Inc., a prior owner of the Mortgaged Property, pursuant to a recorded agreement.

Loan No. 11 - Hampton Inn & Suites Boston Crosstown - The Mortgaged Property is subject to recorded land use restrictions related to elevated contaminant levels in the soil as described in the accompanying preliminary prospectus under “Description of the Mortgage Pool—Environmental Considerations”.

Loan No. 19 - GM Office Building - The Mortgaged Property is subject to recorded deed restrictions related to elevated contaminant levels in the soil as described in the accompanying preliminary prospectus under “Description of the Mortgage Pool—Environmental Considerations”.

Loan No. 37 - Shops at Cinco Ranch - The Mortgaged Property is subject to a recorded deed restriction which requires that the Mortgaged Property be used solely for neighborhood retail use, including automotive services or repairs (excluding fuel stations), restaurants and professional or medical office (excluding psychiatric or psychological treatment or counseling, drug or alcohol treatment or rehabilitation or any similar mental health treatments or facilities).

(7)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the Prudential Plaza Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Westfield San Francisco Centre Loan will be 0.00125%. The

A-1-15

Pari Passu Loan Primary Servicing Fee Rate for the Hagerstown Premium Outlets Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Birch Run Premium Outlets Loan will be 0.00250%.

(8)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(11)	Loan No. 5 – Starbucks Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 6 – Prudential Plaza – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 12 – Westfield San Francisco Centre – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the related subordinate companion loans.

Loan No. 21 – Hagerstown Premium Outlets – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 22 – Birch Run Premium Outlets – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(12)	Loan No. 12 – Westfield San Francisco Centre – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per

A-1-16

Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the Westfield San Francisco Centre subordinate companion loans.

(13)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

Loan No. 12 – Westfield San Francisco Centre – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 21 – Hagerstown Premium Outlets – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 22 – Birch Run Premium Outlets – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

(14)	Loan No. 18 – Holiday Inn Resort Daytona Beach Oceanfront – The appraised value of $28,100,000 is based on the “As Complete” value dated February 1, 2017, which assumes completion of a franchisor required property improvement plan estimated to cost approximately $1,000,000. At origination the borrower reserved $1,000,000 in connection with the property improvement plan. The current “as-is” value dated February 1, 2016 is $26,500,000. The calculations of Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the $28,100,000 value. Based on the “as-is” value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 71.2%, and 59.6%, respectively.

(15)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Voluntary Prepayments” in this preliminary prospectus.

(16)	Loan No. 5 – Starbucks Center – The lockout period will be at least 24 payment dates beginning with and including the first payment date of November 6, 2016. Defeasance of the full $140.0 million Starbucks Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 14, 2019. The assumed lockout period of 24 payments is based on the expected COMM 2016-COR1 securitization closing date in October 2016. The actual lockout period may be longer.

Loan No. 6 – Prudential Plaza - On July 26, 2016, the holder of the non-controlling Note A-2-1, together with the other non-controlling pari passu companion notes (the “REMIC Election Notes”) made a REMIC election with respect to the REMIC Election Notes. As such, the defeasance lockout period for the Prudential Plaza Whole Loan will be through the first business day following July 26, 2018. For additional information regarding the REMIC Election Notes, see “Material Federal Income Tax Considerations” in the Preliminary Prospectus.

A-1-17

Loan No. 12 – Westfield San Francisco Centre – The lockout period will be at least 26 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2019. The assumed lockout period of 26 payments is based on the expected COMM 2016-COR1 securitization closing date in October 2016. The actual lockout period may be longer.

Loan No. 22 – Birch Run Premium Outlets – The lockout period will be at least 32 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $123.0 million Birch Run Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019. The assumed lockout period of 32 payments is based on the expected COMM 2016-COR1 securitization closing date in October 2016. The actual lockout period may be longer.

(17)	Loan No. 5 – Starbucks Center – In connection with a conveyance of the Home Depot parcel, the borrower may obtain the release of the Home Depot parcel after the expiration of the lockout period, provided, among other things, (i) that the borrower defeases the loan in an amount equal to the release price of $10,960,00 plus any accrued and unpaid interest on the portion of the Outstanding Principal Balance being defeased; (ii) the conveyance of such parcel does not adversely affect the use or operation of, or access to or from, the Mortgaged Property, (iii) after the release, taking into account the Mortgage Loan and any existing mezzanine debt, (A) the DSCR is at least equal to the greater of (x) 2.02x, the DSCR at closing and (y) the DSCR immediately prior to such release and (B) the LTV Ratio is not greater than the lesser of (x) 45.0% and (y) the LTV Ratio immediately prior to such release, (iv) the release parcel is a legally subdivided parcel from the Mortgaged Property and (v) the borrower continues to be a special purpose entity.

Loan No. 26 – Watt Towne Center – The borrower may obtain the release of an unimproved release parcel, provided, among other things, (i) the borrower has obtained a lot line adjustment in accordance with the conditions set forth in the Mortgage Loan documents, (ii) the release parcel is a legally subdivided parcel from the Mortgaged Property and is a separate tax lot from the Mortgaged Property; (iii) the conveyance of the release parcel does not adversely affect the use or operation of, or access to or from, the portion of the Mortgaged Property and (iv) the LTV Ratio of the Mortgage Loan, after release of the release parcel, is less than 125%. The release parcel was not given any value in underwriting the Mortgage Loan.

Loan No. 27 – Palms Apartment Portfolio – The Palms Apartment Portfolio Loan allows the borrowers to obtain, on any date after the expiration of the lockout period, the release of an individual property upon a bona fide third-party sale provided, among other things, (i) no default or event of default has occurred, (ii) the borrowers deliver defeasance collateral equal to the greater of (a) 100% of the Net Sales Proceeds and (b) 135% of the Allocated Loan Amount for the individual property to be released and (iii) after the release the Debt Yield of the remaining properties is no less than the greater of (a) the Debt Yield immediately prior to the release and (b) 11.43%.

Loan No. 39 – LA Fitness Austin – The LA Fitness Austin Loan permits the borrower to obtain the release of a non-income producing 3.32 acre parcel that contains a detention pond, provided that, amongst other things: (i) the borrower continues to satisfy all SPE provisions in the mortgage loan documents; (ii) the borrower pays all lender costs and expenses (including release fees to the servicer, not to exceed $10,000); (iii) the borrower obtains title/survey/zoning updates; and (iv) the LTV ratio for the remaining property does not exceed 56.5% (which is the LTV at origination).

(18)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 1 – Glendale Fashion Center – A portion of the Glendale Fashion Center Mortgaged Property is subject to a ground lease with the City of Glendale. The ground lease expiration date is April 28, 2031 with six, ten-year renewal options and one, nine-year renewal option extending the terms through April 28, 2100. Annual ground rent is currently $150,000, subject to periodic adjustments equal to 5% of the fair market value of the Glendale Fashion Center Mortgaged Property.

Loan No. 11 – Hampton Inn & Suites Boston Crosstown – The Hampton Inn & Suites Boston Crosstown Mortgage Loan is secured by the borrower’s leasehold interest which consists of (i) the hotel improvements and (ii) 650 spaces in a 1,250 space parking garage. The related ground lease, with the Boston Redevelopment Authority (the “BRA”), has an expiration date of October 31, 2067. Annual base ground rent is approximately $107,761, subject to an increase every ten years equal to one half of the aggregate percentage increase in the CPI over the prior

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ten-year period, with the next increase scheduled to occur on December 31, 2024 (the “Base Rent”). In addition, pursuant to the ground lease, the borrower has an option to purchase either the entire Mortgaged Property, or the portions improved by the hotel or garage individually, at fair market value (to be determined according to criteria set forth in the ground lease) in 2017, 2022 or 2032, with no less than 12 months’ prior written notice and written consent of the lender. In the event the borrower exercises the purchase option in 2017 or 2022, the borrower will also be required to make additional payment of (i) $623,676 or $476,833, respectively, for the portion of the Mortgaged Property improved by the hotel or (ii) $1,176,405 or $899,423, respectively, for the portion of the Mortgaged Property improved by the parking garage.

Loan No. 12 – Westfield San Francisco Centre – The San Francisco Centre portion of the Mortgaged Property is subject to a ground lease with an initial expiration of June 30, 2043 and includes one renewal option for a 15-year term.

Loan No. 20 – Grant and Geary Center – The Grant and Geary Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property. The related ground lease has an expiration date of January 1, 2043. Annual ground rent is currently $833,704, subject to adjustment upward or downward every five years (with the next adjustment scheduled to occur on January 1, 2020) based on changes to the CPI for Urban Wage and Clerical Workers. Any increase in the ground rent is limited to the greater of (a) 5.5% of the minimum rent for each full year after the commencement of the lease term or (b) the average annual net cash flow from the premises during the preceding five calendar years of the lease term. The ground lease provides that in no event will the ground rent be adjusted below $280,000 per annum.

(19)	Loan No. 24 – Greenwich Portfolio – The Largest Tenant, Gabriele’s Italian Steakhouse, is owned by an affiliate of the borrower and occupies approximately 33.4% of the net rentable area.

(20)	Loan No. 21 – Hagerstown Premium Outlets – The 4th Largest Tenant, Under Armour, occupies two spaces representing 2.0% of the NRA with various lease expirations. One space of 8,107 sq. ft. expires in July 2023 and the other space of 1,425 sq. ft. expires in October 2019.

(21)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are non contingent early termination options for those tenants listed in Annex A 1:

Loan No. 3 – 286 Madison Avenue – The 2nd Largest Tenant, JA Mitsui Leasing Capital, has a one-time right to terminate its lease effective February 28, 2022, provided the tenant has given landlord 12 months prior notice in addition to paying a termination fee equal to $281,309.

Loan No. 6 – Prudential Plaza – The Largest Tenant, Wilson Sporting Goods Co., has a one-time right to terminate its lease on December 31, 2026, by providing at least 15 months prior written notice and the payment of a termination fee. The 3rd Largest Tenant, Clark Hill, has a right to terminate its lease beginning on the last day of the 10th year of the lease term, upon at least 15 months prior written notice, subject to a termination fee equal to then unamortized leasing costs associated with the Clark Hill lease amortized at a rate of 8% per year.

Loan No. 10 – Redmond Woods – The 5th Largest Tenant, Nokia, has a one-time right to terminate its lease effective March 31, 2018, provided the tenant has given landlord 12 months prior notice in addition to paying a termination fee equal to (i) twelve months’ base and additional rent (at the rate applicable to the twelve month period immediately after the Termination Date) and (ii) any unamortized tenant allowances and brokerage commissions.

Loan No. 12 – Westfield San Francisco Centre – The Largest Tenant, San Francisco State University, has a termination option for the entirety of its space effective December 31, 2018 and requires notice by September 30, 2017, and payment of a termination fee equal to the sum of the three months of base rent and the then unamortized

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sum of (A) the total tenant improvement allowance granted to the tenant and (B) the total amount of brokerage commissions paid by the landlord.

Loan No. 32 - Pottery Barn Green Hills – The Sole Tenant, Pottery Barn, has the right to terminate its lease upon 90 days’ written notice to the borrower if, in the shopping center adjoining the Mortgaged Property (which is owned by an affiliate of the borrower), (i) the anchor tenant, (ii) any five of eight “Named Tenants,” or (iii) at least 80% of small shop space are not open and operating for any consecutive 12-month period.

Loan No. 38 – Memphis Industrial – The Largest Tenant, Varsity Brands, Inc., has two options to terminate its lease. The first termination option is effective November 1, 2018, provided the tenant has given the landlord written notice no later than October 31, 2017. The second termination option is effective November 1, 2019, provided the tenant has given the landlord written notice no later than October 31, 2018.

(22)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of their leased space:

Loan No. 6 – Prudential Plaza – McGraw Hill Financial, Inc. is currently a tenant under various leases that represent in the aggregate 175,888 square feet, which will expire on November 30, 2016. McGraw Hill Financial, Inc. currently subleases 23,199 sq. ft. to The University of Chicago and 49,998 sq. ft. to McDermott Will & Emery LLP, with both subleases expiring on November 30, 2016. McDermott Will & Emery LLP has signed a direct lease to take over the space that it is currently subleasing from McGraw Hill Financial, Inc. when McGraw Hill Financial, Inc.’s lease expires on November 30, 2016. McGraw Hill Financial Inc. has executed a new lease for 24,226 sq. ft. that expires on November 30, 2026. Other than this space, the McGraw Hill Financial, Inc. leased space was not given any value in underwriting the Prudential Plaza Whole Loan.

Loan No. 7 – Comcast Place – The Largest Tenant, Comcast Corporation, leases approximately 30,000 to 35,000 sq. ft., which equals approximately 13.7% to 15.9% of NRA, at the 3011 building which is currently dark and listed on the market for sublease.

Loan No. 10 – Redmond Woods – The 4th Largest Tenant, Noetix, which leases 14.1% of the NRA, subleases its entire space to Infosys Limited. The sublease is coterminous with the related prime lease, which expires on April 30, 2020. Noetix remains fully liable for all rent due under the prime lease.

Loan No. 12 – Westfield San Francisco Centre – The Largest Tenant, San Francisco State University, is subleasing approximately 18,354 sq. ft. to San Francisco Examiner and approximately 18,712 sq. ft. to Westfield Labs (an affiliate of the borrower). The sub-leased premises will be subject to the San Francisco State University lease that expires December 31, 2021. In addition, the Second Largest Tenant, Crunchyroll, Inc., is subleasing approximately 30,000 sq. ft. to GoPro, Inc. The sublease expires in June, 2017 (which is prior to the expiration of the related prime lease). During the sublease period, Crunchyroll, Inc. is required to pay the borrower, as additional rent, 50% of all rent, additional rent or other consideration paid by GoPro, Inc. to Crunchyroll, Inc. in excess of the rent and additional rent already payable for such space under the prime lease. The lender did not include any related sublease income in its underwriting.

(23)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 2 – Champion Station – At origination, the borrower deposited $671,495 into a free rent reserve to account for the fact that Silver Spring Networks, the Largest Tenant, will not commence rental payments on 51,423 sq. ft. of its space until January 1, 2017.

Loan No. 5 – Starbucks Center – At origination, the borrower deposited $303,780 into a free rent reserve account related to the 3rd Largest Tenant, Confidential IG Tenant, for four months through December 2016.

Loan No. 6 – Prudential Plaza – At origination, the borrower deposited $12,911,435 into a free rent reserve for existing rent abatement amounts for monthly payments starting August 2015 through June 2017 for free rents. In addition, the Largest Tenant, Wilson Sporting Goods Co., will be entitled to a rent abatement on the first month of each year during the lease term. The 2nd Largest Tenant, Optiver US LLC, has a rent abatement period from December 2016 to May 2017 and a rent abatement period from May 2018 to September 2018. The 3rd Largest Tenant, Clark Hill, has a rent abatement period from January 2017 to July 2017. The 5th Largest Tenant, CBS Radio Holdings Corp., has a rent abatement period from May 2018 to December 2019.

Loan No. 10– Redmond Woods– At closing, the borrower deposited $314,862 into a free rent reserve account for rent abatement periods for the Largest Tenant, Microsoft Corporation, and Wipro Ltd., both of which tenants are in full occupancy but do not commence rental payments until February 28, 2017.

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Loan No. 19 – GM Office Building – The Sole Tenant, General Motors, LLC, executed a lease on 100.0% of the NRA at the GM Office Building Mortgaged Property, and is currently completing a build-out of a portion of its space representing approximately 44.4% of the NRA. General Motor, LLC is anticipated to take occupancy of and is required to commence paying rent on this portion of its space by January 1, 2017. At origination, the borrower deposited $480,886 into a reserve account for such free rent period.

Loan No. 25 – GSA & KCI Portfolio– At origination, the borrower deposited $58,843 into a free rent reserve to account for three months of partial rent abatements associated with the US Immigration and Customs Enforcement (GSA) lease.

Loan No. 26 – Watt Towne Center – At origination, the borrower deposited $90,000 into a free rent reserve account related to a free rent period for the 4th Largest Tenant, Fitness Evolution, for monthly rent payments occurring from September 2016 to May 2017.

Loan No. 39 – LA Fitness Austin - The Sole Tenant, LA Fitness, has taken occupancy but is in a free rent period until October 5, 2016.

Loan No. 42 – 217 & 233 West Huron - The Second Largest Tenant, Bar Lupo Italian Pub, is in occupancy but is permitted under its lease to defer rent in full until October 2016, and in part in November and December 2016. Thereafter, the tenant is required to repay to the borrower the deferred rent pursuant to a schedule set forth in its lease. The borrower reserved $75,401 in connection with the deferral periods.

(24)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 2 – Champion Station – The Largest Tenant, Silver Spring Networks, executed a lease on 66.6% of the NRA at the Champion Station Mortgaged Property, and is currently completing a build-out of a portion of its space representing approximately 17.9% of NRA. Silver Spring Networks is anticipated to take occupancy of and is required to commence paying rent on this portion of its space by January 1, 2017.

Loan No. 5 – Starbucks Center – The Largest Tenant, Starbucks, leases approximately 1,151,196 sq. ft. or 76.4% of the net rentable area at the Mortgaged Property, including new lease amendments to occupy approximately 64,472 sq. ft. for which the tenant is in occupancy and rent payments are required to commence in October 2016, approximately 17,640 sq. ft. for which rent payments are required to commence in February 2017 and approximately 62,851 sq. ft. for which rent payments are required to commence in October 2017. The 3rd Largest Tenant, Confidential IG Tenant, entered into its lease June 1, 2016 and is expected to open and begin paying full rent in October 2016. At loan origination, $303,780 was deposited into a rent concession reserve to cover rental payments for four months through December 2016.

Loan No. 6 – Prudential Plaza – The Largest Tenant, Wilson Sporting Goods Co., has entered into a lease to occupy 87,386 sq. ft., which will commence in January 2018. The 2nd Largest Tenant, Optiver US LLC, currently occupies approximately 73,779 sq. ft. at the Mortgaged Property, has entered into a lease to occupy an additional approximately 25,450 sq. ft., which is expected to commence in May 2017. In addition, the 3rd Largest Tenant, Clark Hill, has entered into a lease to occupy approximately 71,813 sq. ft. which is expected to commence in January 2017.

Loan No. 19 – GM Office Building – The Sole Tenant, General Motors, LLC, executed a lease on 100.0% of the NRA at the GM Office Building Mortgaged Property, and is currently completing a build-out of a portion of its space representing approximately 44.4% of NRA. General Motor, LLC is anticipated to take occupancy of and is required to commence paying rent on this portion of its space by January 1, 2017.

(25)	Loan No. 1 – Glendale Fashion Center – The borrowers, Glendale Fashion Associates LLC and Rancho Palisades Holdings, LLC, are structured as tenants-in-common, each of which is a Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The non-recourse carveout guarantor is Marianne J. Moy.

Loan No. 3 – 286 Madison Avenue – The borrowers, APF 286 MAD LLC, GAN 286 Madison LLC and 286 Madison Associates LLC, are structured as tenants-in-common, each of which is a Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrowers and the non-recourse carveout guarantors are Kenneth Aschendorf, Robert Faktor and Berndt Perl.

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Loan No. 14 – Mt Diablo Terrace – The borrowers, DPW Diablo LP, PPG Diablo LP, DE Diablo LP and BFC Diablo LLC are structured as tenants-in-common and are each a single-purpose Delaware limited liability company structured to be bankruptcy-remote, each with one independent director in its organizational structure. The sponsors of the borrowers and non-recourse carve-out guarantors are Mark A. Hutchinson, Thomas H. Persons and Douglas B. Twillman, jointly and severally.

Loan No. 39 – LA Fitness Austin – The borrowers, Kaimana Investments, LLC and Makalido, LLC, are structured as tenants-in-common and are each a Delaware limited liability company. The sponsors of the borrowers and the non-recourse carveout guarantors are Arturo Sneider and Richard Sneider on a joint and several basis.

(26)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.
(27)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.
(28)	Loan No. 6 – Prudential Plaza – Commencing on the payment date in August 2016, on a monthly basis, the borrower will deposit $236,236 in a future leasing reserve account until August 2018, on which date the amount will increase to $377,978. Such payments will continue until either (i) 85% of the Mortgaged Property’s net rentable area is leased or (ii) a transfer or assumption of the Mortgaged Property with a third party in an arm’s length transaction occurs; provided that in either case monthly deposits of $190,686 will be required if the future leasing reserve balance drops below $5,000,000 for so long as it is less than $8,000,000.
(29)	Loan No. 18 – Holiday Inn Resort Daytona Beach Oceanfront – The borrower deposited $84,600 at origination into a seasonality reserve. The borrower will be required to deposit the amount scheduled per the Loan Documents (or an amount as determined by lender in its reasonable discretion) on each monthly payment date that occurs in the seven month period commencing in January and ending (and including) July during the term of the loan.

Loan No. 28 – 18200 W. Bluemound Road – The monthly TI/LC reserve of $4,555 can be suspended commencing on the 13th payment date so long as each Major Tenant is in occupancy, open for business and paying full unabated rent under its respective Major Lease.

Loan No. 36 – Comfort Inn Jamestown - The borrower reserved $80,000 at origination into a seasonality reserve account, which funds may be used for debt service payments during the months of March, April or May to the extent necessary to cover any debt service shortfalls. On each payment date occurring in August and September, the borrower is required to deposit $40,000 into the seasonality reserve account (the “Ongoing Seasonality Reserve Deposit”), subject to a cap of $80,000. In the event the lender determines, in its reasonable discretion, that (i) the Ongoing Seasonality Reserve Deposit is insufficient (or in excess of) the amount necessary to cover any shortfall during the subject months or (ii) that the schedule of seasonality months or Ongoing Seasonality Reserve Deposit payment dates require modification, the lender may, upon thirty days’ prior notice to the borrower, (x) increase (or decrease) the Ongoing Seasonality Reserve Deposit and/or the related cap and/or (y) modify such schedule.

Loan No. 37 – Shops at Cinco Ranch – The monthly TI/LC reserve of $3,340 can be suspended during any period that (i) funds in the TI/LC Reserve subaccount are greater than $500,000 and (ii) the Shops at Cinco Ranch Mortgaged Property is no less than 90% leased.

Loan No. 42 – 217 & 233 West Huron – The monthly TI/LC reserve of $1,143 can be suspended during any period that (i) funds in the TI/LC Reserve subaccount are greater than $68,600 and (ii) the 217 & 233 West Huron Mortgaged Property is no less than 90% leased.

(30)	Loan No. 12 – Westfield San Francisco Centre – In lieu of making payments to any of the reserve accounts, the borrowers may deliver to lender a letter of credit or guaranty with respect to any reserve. Additionally, the borrowers may deliver to the lender a letter of credit in lieu of deposits previously made to any of the reserve accounts. Other than with respect to the Zara letter of credit, upon delivery of a letter of credit, the lender will disburse an amount equal to the face value of the letter of credit from the applicable reserve account to the borrowers. At loan origination, the borrowers delivered to lender two letters of credit in the aggregate amount of $4,300,000 from UBS AG Bank in lieu of depositing a cash reserve to lender to cover the gap rent and the tenant improvement obligations associated with the Zara lease.

Loan No. 15 – ACME Hotel – Eugene Kornota and Anthony Klok, the guarantors, provided a $290,476 full recourse guaranty (equal to approximately three months of debt service) in lieu of a seasonality reserve

Loan No. 37 - Shops at Cinco Ranch - In lieu of the borrower funding an upfront rollover reserve, Michael Clinard, the non-recourse carveout guarantor, provided a $267,210 full recourse guaranty of the borrower’s obligation to timely pay any tenant improvement funds and/or leasing commissions at the Mortgaged Property, enforceable by the lender until such time as at least $267,210 has accumulated in the rollover reserve.

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(31)	Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
	33	Mid-City Storage & Apartments	$7,807,915	0.9%	$5,000,000 per incident	$63,866	3/9/2026

(32)	Loan No. 5 – Starbucks Center – There is no separate carve-out guarantor and the loan is fully recourse to the borrower. In addition, Nitze-Stagen & Co., Inc., a sponsor affiliate, agreed to indemnify lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the property.
(33)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield
5	Starbucks Center	$40,000,000	$100,000,000	$140,000,000	3.16x	30.9%	12.3%
5	Prudential Plaza	$40,000,000	$375,000,000	$415,000,000	1.44x	59.3%	9.8%
12	WestfieId San Francisco Centre(1)	$23,529,000	$409,548,000	$433,077,000	3.68x	35.5%	13.1%
21	Hagerstown Premium Outlets	$16,000,000	$61,000,000	$77,000,000	2.34x	51.3%	14.8%
22	Birch Run Premium Outlets	$15,000,000	$108,000,000	$123,000,000	2.90x	59.4%	13.2%
(1)	The Whole Loan Cut-off Date Balance excludes four subordinate companion notes in the original principal amount of approximately $124.923 million.

(34)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut- off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
1	Glendale Fashion Center	$82,000,000	9.2%	$4,000,000	10.984%	6/6/2026	Yes	63.4%	1.53x	7.7%
9	Spyglass Apartments	$30,000,000	3.4%	$6,000,000	10.000%	10/6/2021	Yes	71.6%	1.16x	7.0%
10	Redmond Woods	$26,750,000	3.0%	$1,000,000	11.016%	8/6/2026	Yes	72.1%	1.98x	9.7%
24	Greenwich Portfolio	$13,750,000	1.5%	$2,750,000	8.000%	10/6/2026	Yes	80.5%	1.21x	6.9%

Loan No. 11 – Hampton Inn and Suites Boston Crosstown - In connection with the origination of the Mortgage Loan, the prior holders of certain junior loans secured by the Mortgaged Property restructured such loans and are holders of restructured junior loans secured by the Mortgaged Property, evidenced by promissory notes in the aggregate outstanding principal balance of $7,500,000 (the “Junior Loans”). Pursuant to a subordination and standstill agreement, (i) the holders of the Junior Loans may not foreclose or declare a default under the Junior Loans during the term of the Mortgage Loan and (ii) payments under the Junior Loans may be payable only from available excess cash flow at the Mortgaged Property.

(35)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
5	Starbucks Center	$40,000,000	4.5%	Yes	1.65%	48.5%	10.5%
6	Prudential Plaza	$40,000,000	4.5%	Yes	1.40%	64.6%	9.0%

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